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                              PEBO Capital Trust I
                                       and
                              Peoples Bancorp Inc.

                                Offer to Exchange
                      -------------------------------------

o    Up to $30,000,000 aggregate               A similar amount of PEBO Capital
     liquidation amount of PEBO                Trust I's outstanding Series A
     Capital Trust I's Series B                8.62% Capital Securities, which
     8.62% Capital Securities,         For     have not been registered under
     which have been registered                the Securities Act of 1933
     under the Securities Act of 1933

o    Peoples Bancorp Inc.'s guarantee          Its similar guarantee of
     of PEBO Capital Trust I's                 PEBO Capital Trust I's
     obligations under the new                 obligations under the oroginal
     capital securities, which has     For     capital securities, which has
     been registered under the                 not been registered under
     Securities Act of 1933                    the Securities Act of 1933

o    Up to $30,000,000 of Peoples              A similar amount of Peoples
     Bancorp Inc.'s Series B 8.62%             Bancorp Inc.'s Series A 8.62%
     Junior Subordinated Deferrable            Junior Subordinated Deferrable
     Interest Debentures due May 1,    For     Interest Debentures due May 1,
     2029, which have been registered          2029, which have not been
     under the Securities Act of 1933          registered under the Securities
                                               Act of 1933
                      -------------------------------------

         The new capital securities and the original capital securities are identical except that the original capital securities contained transfer restrictions, registration rights and potential increases in the distribution rate that the new capital securities do not contain. The original capital securities trade and the new capital securities are expected to trade in the Private Offerings, Resales, and Trading through Automatic Linkages market.

         The new debentures and the original debentures are identical except that the original debentures contained liquidated damages rights that the new debentures do not contain.

         The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on September 20, 1999, unless extended.


         You should carefully consider the "Risk factors" beginning on page 7 before deciding whether to exchange your original capital securities for new capital securities.


         These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is August 6, 1999.




                                     Summary

         This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all the information you should consider. Therefore, you should also read the more detailed information appearing elsewhere in this prospectus.

Peoples Bancorp Inc.

         Peoples was organized in 1980 as a bank holding company.

         Peoples' banking subsidiaries operate 35 sales offices in the states of Ohio, West Virginia and Kentucky. The following table presents selected financial information at and for the quarter ended March 31, 1999 and the year ended December 31, 1998:

                                      At or for             At or for
                                    the quarter           the year ended
                                ended March 31, 1999    December 31, 1998
                                --------------------    -----------------
                                          (Dollars in Millions)
Total assets                          $871.9                  $880.3
Total loans                            574.6                   567.9
Total deposits                         707.0                   714.2
Total stockholders' equity              86.8                    86.0
Return on average assets                1.21%                   1.20%
Return on average                      12.12%                  12.21%
  stockholders' equity

         At March 31, 1999, Peoples and its subsidiaries had 356 full-time equivalent employees. The principal executive office of Peoples is located at 138 Putnam Street, Marietta, Ohio 45750. The telephone number is (740) 373-3155.

PEBO Capital Trust I

         PEBO Capital Trust I is a Delaware statutory business trust. Its business and affairs are conducted by Wilmington Trust Company, as property trustee and Delaware trustee, and three individual administrative trustees, who are officers of Peoples. PEBO Capital Trust I exists exclusively to issue and sell its securities, use the proceeds from the sale of its securities to acquire debentures issued by Peoples and engage in other incidental activities.

         The debentures issued by Peoples are the sole assets of PEBO Capital Trust I. Payments under those debentures are the sole revenues of PEBO Capital Trust I. All of the common securities issued by PEBO Capital Trust I are owned by Peoples. The principal executive office of PEBO Capital Trust I is c/o Peoples Bancorp Inc., 138 Putnam Street, Marietta, Ohio 45750, Attention:
Charles R.
Hunsaker, Administrative Trustee.


THE EXCHANGE OFFER


The exchange offer..........................  We are offering to exchange:

                                              o....... Up to $30,000,000
                                                   aggregate liquidation amount
                                                   of capital securities, which
                                                   have been registered under
                                                   the Securities Act, for a
                                                   like aggregate liquidation
                                                   amount of capital securities,
                                                   which were issued without
                                                   registration. You may
                                                   exchange any or all of your
                                                   original capital securities
                                                   as long as the original
                                                   capital securities you
                                                   exchange, as well as the
                                                   original capital securities
                                                   you retain, have a
                                                   liquidation amount of at
                                                   least $100,000 or an integral
                                                   multiple of $1,000 in excess
                                                   of $100,000.

                                              o........Peoples' guarantee of
                                                   PEBO Capital Trust I's
                                                   obligations under the new
                                                   capital securities, which has
                                                   been registered under the
                                                   Securities Act, for Peoples'
                                                   similar guarantee of PEBO
                                                   Capital Trust I's obligations
                                                   under the original capital
                                                   securities, which has not
                                                   been registered.

                                              o........Up to $30,000,000 of
                                                   Peoples' new debentures,
                                                   which have been registered
                                                   under the Securities Act, for
                                                   a similar amount of Peoples'
                                                   original debentures, which
                                                   have not been registered.

Expiration date.............................


          This exchange offer will expire at 5:00 p.m., New York City time, on September 20, 1999. If we choose to extend the exchange offer, the expiration date will be the latest date and time to which it is extended.


Procedures for exchanging original capital
securities..................................

          If you want to accept the exchange offer, you must complete, sign, date and deliver the accompanying letter of transmittal, together with the original capital securities and any other required documentation, to the exchange agent before the expiration date. The letter of transmittal includes detailed instructions for its completion, execution and delivery which must be followed meticulously.

Special procedures for beneficial owners....

          If your original capital securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact the registered owner promptly and instruct it to exchange original capital securities on your behalf.

Guaranteed delivery procedures..............

          If you cannot deliver the original capital securities, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date, and you cannot comply with the procedures for book-entry transfer, you must follow the guaranteed delivery procedures.

Withdrawal rights...........................

          Original capital securities delivered for exchange may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

Acceptance of original capital securities
and delivery of new capital securities......

          We will accept for exchange any original capital securities that are properly tendered prior to 5:00 p.m., New York City time, on the expiration date. We will exchange, and issue to the exchange agent, new capital securities promptly after the expiration date.

Consequences of failure to exchange.........

          If you are eligible to participate in the exchange offer but do not exchange your original capital securities, you will not have any exchange rights following the closing of this exchange offer. Your original capital securities will remain restricted securities and may be resold only:


                                              o.... to Peoples;
                                              o.... to a qualified
                                                    institutional buyer under
                                                    Rule 144A under the
                                                    Securities Act;
                                              o.... to an institutional
                                                    accredited investor;
                                              o.... in a transaction
                                                    otherwise exempt from
                                                    registration under the
                                                    Securities Act; or
                                              o.... pursuant to an effective
                                                    registration statement
                                                    under the Securities Act.

Resale of the capital securities............

          Based on interpretations by the staff of the SEC in no-action letters to third parties, we believe that the new capital securities to be issued in exchange for original capital securities may be offered for resale and may be resold or otherwise transferred without restriction, except as follows:

                                              o........A broker-dealer who
                                                   purchased original capital
                                                   securities for resale under
                                                   Rule 144A or another
                                                   exemption under the
                                                   Securities Act may not tender
                                                   original capital securities
                                                   for exchange and must comply
                                                   with the registration and
                                                   prospectus delivery
                                                   provisions of the Securities
                                                   Act; and

                                              o........A person that is an
                                                   "affiliate" of Peoples or
                                                   PEBO Capital Trust I, within
                                                   the meaning of Rule 405 under
                                                   the Securities Act, may not
                                                   tender original capital
                                                   securities for exchange and
                                                   must comply with the
                                                   registration and prospectus
                                                   delivery provisions of the
                                                   Securities Act unless the
                                                   affiliate sells the original
                                                   capital securities under Rule
                                                   144 or another exemption
                                                   under the Securities Act.

                                              If a broker-dealer or affiliate
                                              transfers capital securities in
                                              violation of the prospectus
                                              delivery requirements of the
                                              Securities Act or without an
                                              exemption from registration, it
                                              may incur liability under the
                                              Securities Act. We do not
                                              indemnify holders of capital
                                              securities against liability under
                                              the Securities Act. Broker-dealers
                                              that receive new capital
                                              securities for their own accounts
                                              in exchange for original capital
                                              securities should refer to the
                                              applicable provisions described in
                                              the section entitled "Plan of
                                              distribution."

                                              All resales of capital securities
                                              must be made in compliance with
                                              applicable state securities or
                                              "blue sky" laws. We assume no
                                              responsibility for your compliance
                                              with these requirements. We are
                                              not making the exchange offer to,
                                              and will not accept surrenders for
                                              exchange from, holders of original
                                              capital securities in any
                                              jurisdiction in which the exchange
                                              offer or the acceptance of the
                                              exchange offer would not be in
                                              compliance with the applicable
                                              securities or "blue sky" laws.

Conditions to the exchange offer............

          If we determine that applicable federal laws or the SEC staff's interpretations do not permit the exchange offer, we may terminate the exchange offer.

 ............................................

          The exchange offer is not conditioned upon the tender of any minimum liquidation amount of original capital securities.

 ............................................

          To accept the exchange offer, you must represent to us in writing that:


                                              o.... You are not an affiliate of
                                                    Peoples or PEBO Capital
                                                    Trust I;
                                              o.... You are acquiring the new
                                                    capital securities in the
                                                    ordinary course of your
                                                    business; and
                                              o.... You are not participating
                                                    in, and have no
                                                    arrangement or
                                                    understanding with any
                                                    person to participate in,
                                                    the distribution of the
                                                    new capital securities.

Federal income tax consequences.............

          The exchange of original capital securities for new capital securities will generally not be a taxable event for U.S. federal income tax purposes.

Exchange agent..............................  Wilmington Trust Company


                                  RISK FACTORS

         You should carefully read the following risk factors and the other sections of this prospectus in deciding whether to exchange your original securities for new securities. You should consider all of these risk factors to be important. The risk factors below do not necessarily appear in their order of importance. Except where otherwise indicated, the following risk factors apply to both original capital securities and new capital securities.

Peoples' obligations under the guarantee issued for the benefit of holders of capital securities and under the debentures rank lower in priority to other obligations of Peoples.

         Peoples' obligations under the guarantee issued for the benefit of the holders of the capital securities, as well as its obligations under the debentures issued to PEBO Capital Trust I, are unsecured and will rank junior in right of payment to Peoples' senior indebtedness. As of March 31, 1999, Peoples, as part of its senior indebtedness, had a note to a regional bank in the amount of $2.6 million. Peoples' obligations will also rank junior in right of payment to all existing and future liabilities and obligations of Peoples' subsidiaries, including liabilities and obligations to depositors of its banking subsidiaries.

         The capital securities, the debentures and the guarantee do not limit the ability of Peoples or any of its subsidiaries to incur additional debt, including debt that may rank senior to the debentures and the guarantee.

         For more information on Peoples' obligations under the guarantee and the debentures, see "Description of debentures--Subordination" and "Description of guarantee by Peoples."

If Peoples does not make payments under the debentures, PEBO Capital Trust I will be unable to pay distributions and liquidation amounts on the capital securities and Peoples' guarantee will not apply.

         The ability of PEBO Capital Trust I to pay cash distributions to you and the liquidation amount of $1,000 per capital security is solely dependent on the ability of Peoples to make the related payments on the debentures issued to PEBO Capital Trust I, when due.

         If Peoples defaults on its obligations to pay principal of, or interest on, the debentures, PEBO Capital Trust I will not have sufficient funds to pay distributions or the liquidation amount per capital security. As a result, you will not be able to rely on Peoples' guarantee for payment of these amounts. Instead you may directly sue Peoples or seek other remedies to collect your pro rata share of payments owed or rely on the property trustee of PEBO Capital Trust I to enforce PEBO Capital Trust I's rights under the debentures.

         For more information on Peoples' obligations under the guarantee and the debentures, see "Description of guarantee by Peoples" and "Description of debentures--Subordination."

Interest payments by Peoples on the debentures are dependent upon the receipt of cash dividends from its banking subsidiaries.

         Almost all of Peoples' assets consist of its investments in its banking subsidiaries. Thus, Peoples' ability to pay principal of, and interest on, the debentures depends primarily upon cash dividends received by Peoples from its banking subsidiaries. Dividend payments by the banking subsidiaries to Peoples are subject to, among other things:

o........Regulatory limitations -- generally based on current and retained earnings and capital adequacy requirements imposed by various regulatory agencies;

o........Profitability, financial condition, capital expenditures and other cash flow requirements of the banking subsidiaries; and

o........Prior claims of creditors of the banking subsidiaries.

         If Peoples does not receive sufficient cash dividends from its banking subsidiaries, then it is unlikely that Peoples will have sufficient funds to make payments on the debentures. PEBO Capital Trust I would then have insufficient funds to make payments to you on the capital securities.

Distributions on the capital securities may be deferred. You may have to include interest in your taxable income before you receive cash.

         As long as Peoples has not defaulted under the debentures, Peoples will have the right, at one or more times, to defer payments of interest on the debentures for up to ten consecutive semi-annual periods, but not beyond the maturity date. If Peoples defers payments of interest on the debentures, PEBO Capital Trust I will defer distributions on its capital and common securities during any deferral period. However, you would still accumulate distributions at the rate of 8.62% per annum, plus you would accumulate additional distributions at the same rate of 8.62% per annum compounded semi-annually, on any unpaid distributions, to the extent permitted by law. During the pendency of any deferral period, Peoples generally will be prohibited from declaring or paying dividends on Peoples' capital stock. See "Description of capital securities--Distributions" and "Description of debentures--Option to extend interest payment date."

         During a deferral period, you must accrue interest income for United States federal income tax purposes with respect to your pro rata share of the debentures held by PEBO Capital Trust I. As a result, you must include the accrued interest as interest income for United States federal income tax purposes before you receive any cash distributions. You will also not receive a cash distribution related to any accrued and unpaid interest from PEBO Capital Trust I if you sell the capital securities before the end of any deferral period or the record date relating to that cash distribution.

         During a deferral period, accrued but unpaid distributions will increase your tax basis in the capital securities. If you sell the capital securities during a deferral period, your increased tax basis will decrease the amount of any capital gain, or increase the amount of any capital loss, that you may have otherwise realized on the sale. A capital loss, except in some limited circumstances, cannot be applied to offset ordinary income.

         Peoples has no current intention of exercising its right to defer interest payments on the debentures. However, if Peoples exercises its right in the future, the market price of the capital securities is likely to be affected. If you sell your capital securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the capital securities. As a result of the existence of Peoples' right to defer interest payments, the market price of the capital securities, which represent preferred beneficial interests in PEBO Capital Trust I, may be more volatile than the market prices of other debt securities that are not subject to optional deferrals.

You are subject to prepayment risk on your capital securities.

         The debentures issued by Peoples to PEBO Capital Trust I have a stated maturity date of May 1, 2029. However, they may be redeemed by Peoples prior to maturity as a result of the following:

o........In whole, upon a change in the federal tax laws or an interpretation of the tax laws by the courts or the IRS, which would result in a risk that:

     o........PEBO Capital Trust I may be subject to federal income tax;

     o........interest paid by Peoples on the debentures will not be deductible by Peoples for federal income tax purposes; or

     o........PEBO Capital Trust I is or will be subject to more than a minimal amount of other taxes or governmental charges.

o........In whole, upon a change in the laws or regulations that would consider PEBO Capital Trust I to be an investment company under the Investment Company Act of 1940.

o........In whole, upon a change in the laws or regulations creating a substantial risk that Peoples will not be able to treat the capital securities as Tier I capital for regulatory purposes.

         Peoples may also redeem debentures, in whole or in part, at any time after May 1, 2009, at a redemption premium as described under "Description of debentures--Optional prepayment." You should assume that Peoples will exercise its redemption option if Peoples is able to refinance at a lower interest rate or if it is otherwise in the interest of Peoples to do so.

         The exercise of these redemption rights is subject to Peoples receiving prior regulatory approval, if required. For further information concerning events which may cause the redemption of the debentures and prepayment of the capital securities, see "Description of capital securities--Redemption."

Distribution of debentures to holders of capital securities may have an adverse effect on the market price of the capital securities.

         Your investment in the capital securities may decrease in value if Peoples' debentures are distributed to you in liquidation of PEBO Capital Trust
I. We cannot predict the liquidity of the market or market prices for the debentures that may be distributed. Accordingly, the debentures that you receive upon a distribution, or the capital securities you hold pending a distribution, may trade at a discount to the price that you paid to purchase the capital securities.

         You should carefully review all the information regarding the debentures contained in this prospectus. Under "Certain federal income tax consequences--Receipt of debentures or cash upon liquidation of PEBO Capital Trust I," we discuss applicable federal income tax consequences of a distribution of the debentures.

Limited covenants relating to the capital securities and the debentures do not protect you.

         The covenants in the governing documents relating to the capital securities and the debentures are limited. As a result, the governing documents do not protect you in the event of an adverse change in Peoples' financial condition or results of operations. In addition, the governing documents do not limit the ability of Peoples or its subsidiaries to incur additional debt. You should not consider the terms of the governing documents to be a significant factor in evaluating whether Peoples will be able to comply with its obligations under the debentures or its guarantee for the benefit of capital securities holders.

You will have limited rights under Peoples' guarantee.

         The guarantee by Peoples for the benefit of holders of capital securities guarantees to you the following payments, to the extent not paid by or on behalf of PEBO Capital Trust I:

o........Any accumulated and unpaid distributions required to be paid on your capital securities, but only to the extent that PEBO Capital Trust I has funds on hand legally available for the payment of those distributions.

o........The redemption price of your capital securities to be redeemed, but only to the extent that PEBO Capital Trust I has funds on hand legally available for the redemption of those capital securities at that time.

o........Upon a voluntary or involuntary dissolution, winding up or liquidation of PEBO Capital Trust I, unless debentures are distributed to you, the lesser of:

          o........the aggregate liquidation amount of your capital
                   securities and all accumulated and unpaid distributions on your capital securities to the date of payment, to the extent that PEBO Capital Trust I has funds on hand legally available for the payment of those amounts at that time; and

          o........the amount of assets of PEBO Capital Trust I
                   remaining available for distribution to you at that time, after the satisfaction of liabilities to creditors of PEBO Capital Trust I as provided by applicable law.

         The holders of at least a majority in liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available under the guarantee or to direct the exercise of any trust power conferred under the guarantee. As a holder of capital securities, you may, to the extent permitted by applicable law, institute a legal proceeding directly against Peoples to enforce your rights under the guarantee without first instituting a legal proceeding against PEBO Capital Trust I, the guarantee trustee or any other person or entity. If Peoples were to default on its obligation to pay amounts payable under the debentures, PEBO Capital Trust I would not have sufficient funds for the payment of distributions on the capital securities or amounts payable on redemption of the capital securities. You will not then be able to rely upon Peoples' guarantee for payment of those amounts. Instead, if an event of default exists under the indenture related to the debentures, and that event is attributable to the failure of Peoples to pay the principal of or interest on the debentures on the day on which that payment is due and payable, then you may institute a legal proceeding directly against Peoples for enforcement of payment. Even if Peoples makes payments to you in connection with such an action, Peoples will remain obligated to pay the principal of and interest on the debentures. Peoples will also be subrogated to your rights with respect to payments on the capital securities to the extent of any payments made by Peoples to you in connection with your actions taken against Peoples. Except as described in this prospectus, you cannot exercise directly any other remedy available to holders of debentures or assert directly any other right in respect of the debentures. See "Description of debentures--Enforcement of rights by holders of capital securities" and "--Debenture events of default" and "Description of guarantee by Peoples." As a holder of capital securities, you are deemed to have agreed to the provisions of the indenture under which the debentures are issued to PEBO Capital Trust I.

As a holder of capital securities, you will have limited voting rights.

         As a holder of capital securities, you will have limited voting rights. These voting rights relate only to the modification of the capital securities and the exercise of the rights of PEBO Capital Trust I as a holder of debentures issued by Peoples. In general, only Peoples can replace or remove any of the trustees of PEBO Capital Trust I. However, if an event of default under the trust agreement relating to PEBO Capital Trust I is continuing, holders of at least a majority in aggregate liquidation amount of the capital securities may replace the property trustee and the Delaware trustee of PEBO Capital Trust I. See "Description of capital securities--Events of default; Notice" for a description of events of default. Peoples and the property trustee and individual administrative trustees of PEBO Capital Trust I may amend the trust agreement without your consent in order to:

          o........Ensure that PEBO Capital Trust I will not be classified as an association taxable as a corporation;

          o........Enable PEBO Capital Trust I to qualify as a grantor trust for federal income tax purposes; or

          o........Ensure that PEBO Capital Trust I will not be required to register as an "investment company" under the Investment Company Act of 1940.

An amendment may adversely affect your interests. You have no voting rights with respect to any matters submitted to a vote of the shareholders of Peoples. See "Description of capital securities--Voting rights; Amendment of the trust agreement" for more information on your limited voting rights.

Trading characteristics of the capital securities may create adverse tax consequences for you.

         The capital securities may trade at a price that does not reflect the value of accrued but unpaid interest on the underlying debentures. If you dispose of your capital securities between record dates for payments on the capital securities, you may have adverse tax consequences. Under these circumstances, you will be required to include accrued but unpaid interest on the debentures allocable to your capital securities through the date of disposition in your income as ordinary income. If interest on the debentures is included in income under the original issue discount provisions, you would add this amount to your adjusted tax basis in your share of the underlying debentures deemed disposed. If your selling price is less than your adjusted tax basis, which will include all accrued but unpaid original issue discount interest included in your income, you could recognize a capital loss. Capital losses cannot be applied to offset ordinary income for federal income tax purposes, subject to exceptions. See "Certain federal income tax consequences--Interest income and original issue discount" and "--Sales of capital securities" for more information on possible adverse tax consequences to you.

There is no established trading public market for the capital securities.

         The original capital securities have not been registered under the Securities Act and will continue to be subject to restrictions on transferability under the Securities Act and applicable state securities laws if they are not exchanged for new capital securities. The new capital securities generally may be resold or otherwise transferred by the holders, who are not affiliates of Peoples or PEBO Capital Trust I or broker-dealers who purchased original capital securities for resale, without compliance with the registration requirements under the Securities Act. However, the capital securities will constitute a new issue of securities with no established trading market. Capital securities may be transferred only in blocks having a liquidation amount of at least $100,000 (100 capital securities). Peoples and PEBO Capital Trust I were advised by Sandler O'Neill & Partners, L.P., the initial purchaser in connection with the offering of the original capital securities, that Sandler O'Neill intends to make a market in the capital securities. However, Sandler O'Neill is not obligated to do so and any market-making activity with respect to the capital securities may be discontinued at any time without notice. In addition, that market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934 and may be limited during the exchange offer. Accordingly, no assurance can be given that an active public or other market will develop for the new capital securities or the original capital securities. If an active public market does not develop, the market price and liquidity of the new capital securities may be adversely affected. We do not intend to apply for listing of the new capital securities on any securities exchange or for quotation through the Nasdaq Stock Market.

         If a public trading market develops for the new capital securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, Peoples' results of operations and the market for similar securities.

If you are eligible to participate in the exchange offer but do not exchange your original capital securities, you will not have any exchange rights following the closing of the exchange offer and your original capital securities will remain restricted securities.

         The original capital securities have not been registered under the Securities Act or any state securities laws. As a result, the original capital securities may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any applicable state securities laws, or in connection with an exemption from such requirements.

         Original capital securities which are not exchanged for new capital securities in this exchange offer will continue to have a legend which describes these transfer restrictions. In addition, after the exchange offer ends, holders of original capital securities will no longer have the right to have their original capital securities registered under the Securities Act. We do not intend to register any original capital securities under the Securities Act which have not been exchanged after the exchange offer ends except under limited circumstances.

         Although the original capital securities have been designated for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market, to the extent that original capital securities are tendered and accepted in connection with the exchange offer, any trading market for original capital securities which remain outstanding after the exchange offer could be limited.

         The new capital securities and any original capital securities which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount have taken actions or exercised rights under the trust agreement for PEBO Capital Trust I. See "Description of new securities; Comparison to original securities" and "Description of capital securities--Voting rights; Amendment of trust agreement."

         At the end of the exchange offer, you will not be entitled to any additional distributions or any further registration rights, except under limited circumstances.


                       WHERE YOU CAN FIND MORE INFORMATION

         Peoples files annual, quarterly and special reports, proxy statements and other information with the SEC in compliance with the information reporting requirements of the Exchange Act. You can read and copy any materials filed with the SEC at the following locations:

Public Reference Room      New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center         500 West Madison Street
Room 1024                  Suite 1300                   Suite 1400
Washington, D.C. 20549     New York, NY 10048           Chicago, IL 60661

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings are also available to the public from commercial document retrieval services and from the web site maintained by the SEC at "http://www.sec.gov."

         No separate financial statements of PEBO Capital Trust I are included in this prospectus and no separate financial statements will be prepared in the future. We do not believe that such financial statements are helpful because:

o........All of the voting securities of PEBO Capital Trust I will be owned, directly or indirectly, by Peoples;

o........PEBO Capital Trust I has no operating history or independent operation;

o........PEBO Capital Trust I is not engaged in, and does not propose to engage in, any activity other than holding the debentures issued by Peoples as assets, issuing securities of PEBO Capital Trust I and engaging in other incidental activities; and

o........The obligations of PEBO Capital Trust I under its securities are fully and unconditionally guaranteed by Peoples, on a subordinated basis, to the extent PEBO Capital Trust I has funds available to meet the obligations.

         This prospectus is part of a registration statement on Form S-4 filed by Peoples and PEBO Capital Trust I with the SEC under the Securities Act. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with the registration statement. You should review the registration statement and the exhibits filed with the registration statement for further information regarding Peoples, PEBO Capital Trust I and the new capital securities being offered by this prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses listed above.


                           INCORPORATION BY REFERENCE

         The following documents of Peoples which have been previously filed with the SEC are incorporated into this prospectus by reference:

o........ Peoples' Annual Report on Form 10-K for the fiscal year ended
          December 31, 1998.

o........ Peoples' Annual Report on Form 10-K/A for the fiscal year ended
          December 31, 1998.

o........ Peoples' Quarterly Report on Form 10-Q for the fiscal quarter ended
          March 31, 1999.

o........ Peoples' Current Reports on Form 8-K dated April 1, 1999, April 12,
          1999, April 20, 1999, April 22, 1999, July 1, 1999 and July 21, 1999.

         All documents filed by Peoples under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the new securities will be incorporated by reference into this prospectus and become part of this prospectus from the date of filing of those documents. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is incorporated by reference in this prospectus, modifies or supersedes that statement.

         When we refer to this prospectus, we mean not only this prospectus but any documents which are incorporated in this prospectus by reference.

         We will provide without charge to any person to whom this prospectus is delivered, on the oral or written request of that person, a copy of any or all of the documents incorporated by reference in this prospectus other than an exhibit, unless that exhibit is specifically incorporated by reference. Requests for these documents should be directed to: Charles R. Hunsaker, Esq., General Counsel, Peoples Bancorp Inc., 138 Putnam Street, Marietta, Ohio 45750. Mr. Hunsaker's telephone number is 740-374-6109. Peoples also maintains a website at "www.peoplesbancorp.com."


                           FORWARD-LOOKING STATEMENTS

         Some of the information presented in or incorporated by reference into this prospectus contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business and operations, it is possible that actual results may differ materially from these expectations. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements. Factors that could cause actual results to differ from expectations include:

     o........the growth of the economy
     o........interest rate movements
     o........timely development of technology enhancements for our products and operating systems
     o........the impact of competitive products, services and pricing
     o........customer-based requirements
     o........legislative and regulatory changes affecting the banking industry


                                 USE OF PROCEEDS

         Neither Peoples nor PEBO Capital Trust I will receive any cash proceeds from the issuance of the new capital securities. The original capital securities surrendered in exchange for the new capital securities will be retired and cancelled.

         The proceeds to PEBO Capital Trust I from the offering of the original capital securities were $30,000,000, before giving effect to approximately $1.0 million of commissions and expenses of the offering payable by Peoples. All of the proceeds from the sale of the original capital securities and the common securities of PEBO Capital Trust I ($30,928,000) were invested by it in the original debentures issued by Peoples. Peoples invested approximately $10.0 million of the net proceeds in its banking subsidiary, The Peoples Banking and Trust Company, to increase that bank's capital level. Peoples Bank expects to leverage the proceeds contributed to it by purchasing approximately $150 million of additional investment securities by the end of the second quarter of 1999. The investment securities will primarily consist of U.S. Agency securities and mortgage-backed investments. Funding sources for the investment securities will be comprised of FHLB borrowings and national market repurchase agreements. In addition, Peoples has used a portion of the proceeds from the debentures to purchase approximately $1.8 million of treasury stock (approximately 74,000 treasury shares). The remaining net proceeds from the sale of the debentures of $17.2 million have been retained by Peoples for general corporate purposes, including additional repurchases of its common shares and other investments.


                              ACCOUNTING TREATMENT

         For financial reporting purposes, PEBO Capital Trust I will be treated as a subsidiary of Peoples, and, accordingly, the accounts of PEBO Capital Trust I will be included in the consolidated financial statements of Peoples. The capital securities will be presented as a separate line item in the consolidated balance sheets of Peoples, entitled "Guaranteed Preferred Beneficial Interests in Junior Subordinated Debentures", and appropriate disclosures about the capital securities, Peoples' guarantee for the benefit of capital securities holders and the debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, Peoples will record distributions on the capital securities as a non-interest expense in the consolidated statements of income.

                                 CAPITALIZATION

         The following table sets forth the capitalization of Peoples, on a consolidated basis, at March 31, 1999, and as adjusted to give effect to the consummation of the offering of the original capital securities. The issuance of the new capital securities in the exchange offer will have no effect on the capitalization of Peoples. The data contained in this table should be read together with the consolidated financial statements and notes thereto of Peoples and its subsidiaries. See "Incorporation by reference."


                                                                              At
                                                                        March 31, 1999
                                                            ---------------------------------------
                                                                                          As
                                                                Actual                 Adjusted
                                                            ------------------      ---------------
                                                                    (Dollars in thousands)
Long-term Borrowings:
     FHLB advances                                            $   37,957              $   37,957
                                                              ----------
     Term note payable                                             2,550                   2,550
                                                              ----------              ----------
          Total long-term borrowings                          $   40,507              $   40,507
                                                              ==========              ==========
Guaranteed preferred beneficial interests
     in junior subordinated debentures(1)                     $       --              $   28,990

Stockholders' Equity:
     Common shares, no par value, 12,000,000 shares
          authorized, 6,375,164 issued (including shares      $   50,814              $   50,814
          in treasury)
     Accumulated comprehensive income, net of
         deferred income taxes                                     2,732                   2,732
     Retained earnings                                            35,262                  35,262
     Treasury shares, at cost, 67,786 shares                      (2,048)                 (2,048)
                                                              -----------             -----------
               Total stockholders' equity                     $   86,760              $   86,760
                                                              ==========              ==========

Total capitalization                                          $  127,267              $  156,257
                                                              ==========              ==========

Capital Ratios: (2)
     Tier 1 capital to risk-weighted assets                        10.83%                  14.45%
     Total capital to risk-weighted assets                         12.27%                  17.29%
     Leverage ratio (3)                                             7.41%                   9.55%

----------------------

(1) As described in this prospectus, the sole assets of PEBO Capital Trust I, which is a subsidiary of Peoples, are $30,928,000 aggregate principal amount of the debentures which mature on May 1, 2029. Peoples owns all of the common securities issued by PEBO Capital Trust I. The amount shown here is net of issuance costs of $1,010,000. See "Description of debentures."

(2) Capital ratios in the "As Adjusted" column are computed in accordance with regulatory guidelines.

(3) The leverage ratio is Tier 1 capital divided by quarterly average total assets less intangibles.



            SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF PEOPLES

          The following selected consolidated financial data for the five years ended December 31, 1998 is derived from Peoples' audited consolidated financial statements. The financial data for the three-month periods ended March 31, 1999 and 1998 are derived from Peoples' unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Peoples considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated by reference in this prospectus.


                                                         At or for the year ended December 31,
                                        --------------------------------------------------------------------------
                                            1998           1997           1996           1995          1994
                                               (Dollars in Thousands, except ratios and per share data)
Summary of Operating Results:
   Total interest income..............$....63,645    $     53,836   $     47,397  $     43,068    $    35,801
   Total interest expense..................30,497          25,216         21,966        20,777         15,424
                                      -------------  -------------  ------------- -------------   -------------
   Net interest income.....................33,148          28,620         25,431        22,291         20,377
   Provision for loan losses................2,325           2,589          1,965         1,315            765
                                      -------------  -------------  ------------- -------------   -------------
   Net interest income after
     provision for loan losses.............30,823          26,031         23,466        20,976         19,612
   Net securities gains (losses)............  418            (28)             48            24           (237)
   Other income.............................6,820           5,966          5,130         4,457          4,378
   Other expenses..........................23,276          19,265         17,522        16,818         15,672
                                      -------------  -------------  ------------- -------------   -------------
   Income before provision for
     income taxes..........................14,785          12,704         11,122         8,639          8,081
   Provision for income taxes...............4,740           4,099          3,471         2,589          2,333
                                      -------------  -------------  ------------- -------------   -------------
            Net income................$....10,045    $      8,605   $      7,651  $      6,050    $     5,748

Per Share Data:
   Net income:
        Basic...............................  1.59           1.50           1.35   $      1.05    $      0.99
        Diluted.............................  1.54           1.46           1.33          1.05           0.99
   Weighted average shares
     outstanding:
        Basic ...........................6,319,437      5,730,711      5,672,354     5,743,940      5,789,753
        Diluted..........................6,510,917      5,911,260      5,749,358     5,775,910      5,809,071
   Cash dividends paid......................  0.48           0.45           0.39          0.34           0.29
   Book value at end of period.............. 13.63          12.47           9.89          9.11           7.88

Balance Sheet Data (at year end):
   Net loans...............................558,408        513,214        415,540   $   372,800    $   354,570
   Investment securities...................235,569        174,291        147,783       131,762         99,419
   Federal Funds sold....................... 9,700         10,350          2,100         3,500          4,500
   Total assets............................880,284        758,158        616,635       543,430        498,006
   Total deposits..........................714,168        611,107        504,692       429,077        403,819
   Long-term borrowings.....................40,664         28,577         29,200        23,142         23,787
   Stockholders' equity.....................86,014         78,818         56,193        51,474         45,635

Performance Ratios:
   Return on  average total assets..........  1.20 %         1.29 %         1.29 %        1.15 %         1.20  %
   Return on average stockholders'
     equity.................................  12.2           14.3           14.4          12.3           12.9
   Average stockholders' equity
     to average total assets................   9.9            9.0            8.9                          9.3
                                                                                           9.3
   Average loans to average deposits........  80.9           85.5           84.0          85.2           85.5
   Dividend payout ratio....................  30.4           30.5           30.5          32.2           29.3
     Net interest margin....................  4.47           4.74           4.75          4.67           4.75
     Efficiency ratio....................... 50.38          51.06          53.76         60.55          60.84

Asset Quality Ratios:
   Nonperforming loans to total
     loans (net of unearned                  0.28  %        0.33  %         0.39 %        0.46 %         0.58  %
   income)(1)...............................
   Net charge-offs (recoveries) to
     average total loans.................... 0.22           0.30            0.45          0.37           0.10
   Allowance for loan losses as a
     percentage of total loans.............. 1.67           1.60            1.63          1.77           1.88
   Allowance for loan losses as a
     percentage of nonperforming
     loans(1)...............................602.6          491.2           417.1         381.5          326.0

Capital Ratios:
   Total capital to risk-weighted
     assets.................................11.95  %       14.34  %        12.86 %       13.85 %        14.13  %
   Tier 1 capital to risk-weighted
     assets.................................10.54          13.09           11.66         12.60          12.88
   Leverage ratio........................... 7.08           9.29            7.92          8.81           8.93

Ratios of Earnings to Fixed Charges:(2)
   Including interest on deposits...........  1.48x          1.50x          1.51x        1.42x             1.52x
   Excluding interest on deposits...........  4.27x          5.25           4.54         4.53              5.31
-----------------

(1) Nonperforming assets consist of nonaccrual loans, loans contractually past due 90 days or more, loans with restructured terms and foreclosed properties.

(2) Fixed charges means interest, whether expensed or capitalized. Earnings is defined as pretax income with fixed charges added back, but excluding any amount of interest capitalized during the period.



                                                                  At or for the three months ended
                                                                              March 31,
                                                        -----------------------------------------------------
                                                                 1999                        1998
                                                              ----------                 -----------
                                                                (Dollars in Thousands, except ratios
                                                                        and per share data)
Summary of Operating Results:
     Total interest income............................. $       15,985           $     15,364
     Total interest expense............................          7,242                  7,320
                                                        --------------           ------------
     Net interest income...............................          8,743                  8,044
     Provision for loan losses.........................            537                    696
                                                        --------------           ------------
     Net interest income after provision for
       loan losses.....................................          8,206                  7,348
     Net securities gains..............................             --                      4
     Other income......................................          1,844                  1,618
     Other expenses....................................          6,236                  5,414
                                                        --------------           ------------
     Income before provision for income taxes..........          3,814                  3,556
     Provision for income taxes........................          1,184                  1,180
                                                        --------------           ------------
       Net income...................................... $        2,630           $      2,376

Per Share Data:
     Net income:
         Basic......................................... $         0.42           $       0.38
         Diluted.......................................           0.41                   0.36
     Weighted average shares outstanding:
         Basic.........................................      6,315,613              6,321,352
         Diluted.......................................      6,463,929              6,529,108
     Cash dividends paid...............................           0.13                   0.12
     Book value at end of period.......................          13.76                  12.65

Balance Sheet Data (at quarter end):
     Net loans......................................... $      564,705           $    558,408
     Investment                                                223,118                235,569
securities.............................
     Federal Funds sold................................          6,150                  9,700
     Total assets......................................         30,515                880,284
     Total deposits....................................        706,994                714,168
     Long-term borrowings..............................         40,507                 40,664
     Stockholders' equity..............................         86,760                 86,014

Performance Ratios:
     Return on average total assets....................           1.21%                 1.22%
     Return on average stockholders' equity............          12.12                 11.94
     Average stockholders' equity to average total
         assets........................................           9.95                 10.25
     Average loans to average deposits.................          81.27                 84.25
     Dividend payout ratio.............................          30.76                 30.72

Asset Quality Ratios:
     Nonperforming assets to total loans (net of                  0.27%                 0.24%
         unearned income) and foreclosed properties
         at quarter end (1)............................
     Net charge-offs (recoveries) to average                      0.03                  0.04
         total loans...................................
     Allowance for loan losses as a percentage                    1.72                  1.70
         of total loans................................
     Allowance for loan losses as a percentage                  636.60                707.10
         of nonperforming loans (1)

Capital Ratios:
     Total capital to risk-weighted assets.............          10.83%                12.87%
     Tier 1 capital to risk-weighted assets............          12.27                 14.13
     Leverage ratio....................................           7.41                  8.60

Ratio of Earnings to Fixed Charges: (2)
     Including interest on deposits....................           1.52x                 1.48x
     Excluding interest on deposits....................           5.65                  4.51
-----------------

(1) Nonperforming assets consist of nonaccrual loans, loans contractually past due 90 days or more, loans with restructured terms and foreclosed properties.

(2) Fixed charges means interest, whether expensed or capitalized. Earnings is defined as pretax income with fixed charges added back, but excluding any amount of interest capitalized during the period.



                              PEOPLES BANCORP INC.

         Peoples was organized in 1980 as a bank holding company. Peoples' subsidiaries include The Peoples Banking and Trust Company, The First National Bank of Southeastern Ohio, Peoples Bank FSB, and The Northwest Territory Life Insurance Company.

         Peoples' banking subsidiaries operate 35 sales offices in the states of Ohio, West Virginia, and Kentucky. At March 31, 1999, Peoples had total assets of $871.9 million, total loans of $574.6 million, total deposits of $707.0 million, and total stockholders' equity of $86.8 million. At March 31, 1999, Peoples and its subsidiaries had 356 full-time equivalent employees.

         Over the past several years, Peoples has experienced significant growth in assets and stockholders' equity, primarily through acquisitions described below as well as banking center purchases in markets contiguous to the markets served by Peoples. For the five-year period ended December 31, 1998, Peoples' assets grew at a 12.1% compound annual growth rate, while stockholders' equity grew at a compound annual growth rate of 13.5%. Peoples has also had a history of consistent earnings growth. Net income per share grew at a compound rate of 9.9% for the five-year period ended December 31, 1998. Over that same period, Peoples' annual return on average assets and stockholders' equity averaged 1.23% and 13.24%, respectively. For the year ended December 31, 1998, Peoples' return on average annual assets was 1.20% and its return on average stockholders' equity was 12.21%. For the quarter ended March 31, 1999, Peoples' return on average assets was 1.21% and its return on average stockholders' equity was 12.12%

         Peoples routinely explores opportunities for additional growth and expansion of its core financial service businesses, including the acquisition of companies engaged in similar activities. Management also focuses on internal growth as a method for reaching performance goals and reviews key performance indicators on a regular basis to measure Peoples' success. There can be no assurance, however, that Peoples will be able to grow, or if it does, that any growth or expansion will result in an increase in Peoples' earnings, dividends, book value or the market value of its common shares.

         The Peoples Banking and Trust Company is a full-service commercial bank chartered as an Ohio banking corporation under its present name in Marietta, Ohio, in 1902. Peoples Bank is engaged in general commercial and consumer banking business, serving individuals and businesses from offices in Washington, Athens, Meigs, Fairfield, Gallia, and Licking Counties in Ohio, as well as Wood, Mason, and Wetzel Counties in West Virginia. In addition, Peoples Bank's Investment and Trust Division provides investment and trust services to its clients. At March 31, 1999, the Investment and Trust Division of Peoples Bank managed approximately $559 million in trust assets (at market value).

         In 1981, Peoples acquired The First National Bank of Southeastern Ohio, a national banking association first chartered in 1900. First National Bank is also engaged in general commercial and consumer banking business and serves customers in Noble and Morgan Counties in Ohio. First National Bank also owns two insurance agency subsidiaries, which were established in 1995. These insurance agencies were the first insurance agencies in Ohio associated with a financial institution to receive licenses to conduct a broad-based insurance business. The insurance agencies offer a complete line of life and property and casualty products. In addition, a full line of investment products are offered through an unaffiliated registered broker dealer.

         In 1984, Peoples began operating The Northwest Territory Life Insurance Company, which reinsures credit life and disability insurance issued to customers of banking subsidiaries of Peoples by the issuing insurance company.

         In 1997, Peoples purchased Russell Federal Savings Bank and Gateway Bancorp, Inc., which owned a savings bank subsidiary, Catlettsburg Federal Savings Bank. Russell Federal was originally chartered as a mutual association in 1914 and later converted to a federally-chartered stock savings bank in 1994. Catlettsburg Federal was originally chartered as a mutual savings and loan association in 1935 and converted to a federally-chartered stock savings bank in 1994 with Gateway Bancorp, Inc. as its sole shareholder. Effective January 1, 1999, Peoples combined Russell Federal and Catlettsburg Federal to create a single savings bank entity named Peoples Bank FSB.

         Peoples' banking subsidiaries provide a wide range of financial services, including:

         o....... checking accounts;
         o....... NOW and Super NOW accounts;
         o....... money market deposit accounts;
         o....... savings accounts;
         o....... time certificates of deposit;
         o....... commercial, installment, and commercial and residential real estate mortgage loans;
         o....... credit and debit cards;
         o....... lease financing;
         o....... corporate and personal trust services;
         o....... safe deposit rental facilities; and
         o....... sales of travelers checks, money orders and cashier's checks.

         Services are provided through ordinary walk-in offices, automated teller machines, automobile drive-in facilities called "Motor Banks", banking by phone, and limited cash management services through computer banking.

         Peoples' service area has a diverse economic structure. Principal industries in the area include metals, plastics and petrochemical manufacturing; oil, gas and coal production and related support industries. In addition, tourism, education and other service-related industries are important and growing industries. Consequently, Peoples is not dependent upon any one industry segment for its business opportunities.

         To meet the demands of the increasingly competitive financial services industry, management has adopted a philosophy that full-service commercial and consumer banking relationships require an understanding of the customer's financial needs. Consistent with this philosophy, Peoples has sought to make its key professional associates more accessible to its customers. Management believes that Peoples' flexibility to customize products and services through integrated products and delivery systems is one of its competitive advantages. It is Peoples' goal to provide integrated, personalized financial services for the economic benefit and well-being of the residents and businesses of the communities in its markets. Peoples' associates are well-educated personnel who apply sound business practices focused on customer satisfaction, profits, and growth. Key elements of Peoples' strategy include:

o....... Being the "economic engine" in the markets we serve. Peoples primarily focuses on non-major metropolitan markets in which to provide products and services. Management believes Peoples has developed a niche and certain level of expertise in serving these communities. In addition to serving the financial needs of the communities, Peoples strives to be the driving force in the communities it serves through civic leadership and involvement in community activities.

o....... Continued development of integrated sales and service initiatives.
         Recently Peoples has implemented a process to enhance the sales skills and service abilities of its associates. Peoples historically has operated under a "needs-based" selling approach that, we believe, has proven successful in serving the financial needs of many customers. Management anticipates that in future periods Peoples will increase its investment in sales training and education to assist in the development of Peoples' associates in their identification of customer service opportunities and serving customers with the financial products they need.

         It is not Peoples' strategy to compete solely on the basis of interest rates. Management believes that a focus on customer relationships and incentives that promote customers' continued use of Peoples' financial products and services will lead to enhanced revenue opportunities. In future periods, Peoples will focus its efforts to fully integrate its recent entry into insurance product offerings with its traditional banking operations. Management believes these integration efforts will lead to enhanced revenues through complementary product offerings that satisfy customer demands for high quality, "one-stop shopping".

o....... Maintain long-term focus.  Peoples' management and associates share a long-term focus that promotes consistent enhancements to results of operations and other performance ratios. This long-term focus applies to possible acquisitions and expansion of its markets (and market penetration) through new offices. In 1999, Peoples will open sales offices in three West Virginia Wal-Mart retail superstores that will enhance visibility to an increased number of shoppers in those markets. The first of these three sales offices opened on April 1, 1999, in the Wal-Mart superstore located in New Martinsville, West Virginia. The second opened on July 1, 1999, in the Wal-Mart superstore located in Vienna, West Virginia. Management believes these new sales centers will be models for future sales and service efforts and for future banking center expansion, using electronic distribution channels and proactive sales interaction with these prospective customers.

         Other expansions to Peoples' financial service opportunities will complement Peoples' core competencies and strategic intent. Management considers mergers and acquisitions to be a viable method of enhancing Peoples' earnings potential and will continue to pursue appropriate business opportunities as they develop. Consistent with Peoples' philosophy and growth strategies, Peoples frequently evaluates opportunities to acquire banks or banking centers that complement Peoples' existing core businesses and markets.

         Management will continue to focus efforts to expand its electronic delivery methods to include internet banking in addition to current personal computer banking systems. Peoples' management plans to invest resources in future periods to enhance its electronic delivery methods. Management believes Peoples' array of financial products, services, and delivery systems compare favorably with all current and prospective competitors.

o....... Maintain strong asset quality ratios and similar balance sheet composition. Management does not have plans to alter its historic focus on strong asset quality, and will continue to maintain its conservative underwriting standards to maintain high asset quality. At March 31, 1999, Peoples' ratio of nonperforming loans to total loans was 0.27%. Also at that date, Peoples' allowance for loan losses was 1.67% of total outstanding loans. For the quarter ended March 31, 1999, Peoples' annualized net charge-offs as a percentage of total loans totaled 0.13%.

         At March 31, 1999, Peoples had total outstanding loans of $574.6 million, of which $230.6 million (or 40.1%) were residential mortgage loans; $223.2 million (or 38.9%) were commercial, financial or agricultural based loans; $110.4 million (or 19.2%) were consumer loans; and $10.4 million (or 1.8%) were real estate, construction loans. Consumer loans include approximately $6.3 million of credit card loan balances. At March 31, 1999, Peoples had total deposits of $707.0 million, short-term borrowings of $31.3 million and long-term borrowings of $40.5 million.


                           REGULATION AND SUPERVISION

         Almost all of Peoples' assets consist of its investments in its banking subsidiaries. Thus, Peoples' ability to pay principal of, and interest on, the debentures issued to PEBO Capital Trust I depends primarily upon cash dividends received by Peoples from its banking subsidiaries.

         Peoples' banking subsidiaries may not pay dividends to Peoples if, after paying those dividends, they would fail to meet the required minimum levels under the risk-based capital guidelines and the minimum leverage ratio requirements. The Peoples Banking and Trust Company and The First National Bank of Southeastern Ohio must have the approval of their respective regulators if a dividend in any year would cause the total dividends for that year to exceed the sum of the current year's net income and the retained earnings for the preceding two years, less required transfers to surplus. Peoples Bank FSB may make capital distributions during any calendar year equal to the greater of 100% of net income for the year-to-date plus 50% of the amount by which the lesser of its tangible, core or risk-based capital exceeds its capital requirement for that capital component, as measured at the beginning of the calendar year, or 75% of its net income for the most recent four-quarter period. If the current minimum capital requirements following a proposed capital distribution are not met, Peoples Bank FSB must obtain prior approval from the OTS. At March 31, 1999, approximately $13.8 million of retained earnings plus net income through that date of the banking subsidiaries were available for the payment of dividends to Peoples without regulatory approval. Payment of dividends by a banking subsidiary may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe and/or unsound banking practice or necessary to maintain adequate capital.

         If Peoples does not receive sufficient cash dividends from its banking subsidiaries, it is unlikely that Peoples will have sufficient funds to make payments on its debentures. See "Description of debentures."

         Other statutes and regulations affecting Peoples and its subsidiaries are summarized in "Item 1. Business - Supervision and Regulation" of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1998 incorporated into this prospectus by reference.


                              PEBO CAPITAL TRUST I

         PEBO Capital Trust I is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. PEBO Capital Trust I exists for the exclusive purposes of:

o....... issuing and selling its securities, which represent undivided beneficial interests in the assets of PEBO Capital Trust I;

o....... investing the gross proceeds from the sale of its securities in the debentures issued by Peoples; and

o....... engaging in other incidental activities.

         The debentures issued by Peoples are the sole assets of PEBO Capital Trust I. Payments under those debentures are the sole revenues of PEBO Capital Trust I. All of the common securities of PEBO Capital Trust I are owned directly by Peoples. The common securities rank pari passu, and payments will be made thereon pro rata, with the capital securities, except that upon the occurrence and continuance of an event of default under the trust agreement for PEBO Capital Trust I resulting from an event of default under the indenture related to Peoples' debentures, the rights of Peoples as holder of the common securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the capital securities. See "Description of capital securities--Subordin-ation of common securities."

         Peoples acquired common securities in a liquidation amount equal to 3% of the total capital of PEBO Capital Trust I. PEBO Capital Trust I has a term of approximately 35 years, but may dissolve earlier as provided in the trust agreement for PEBO Capital Trust I. The business and affairs of PEBO Capital Trust I are conducted by the trustees appointed by Peoples as direct holder of the common securities. The trustees are Wilmington Trust Company, as the property trustee and as the Delaware trustee, and three individual administrative trustees, who are officers of Peoples. Wilmington Trust Company acts as sole indenture trustee under the trust agreement for PEBO Capital Trust
I. Wilmington Trust Company also acts as guarantee trustee under Peoples' guarantee for the benefit of the holders of capital securities and as the debenture trustee under the indenture related to the debentures. See "Description of guarantee by Peoples" and "Description of debentures." The holder of the common securities of PEBO Capital Trust I or, if an event of default under the trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the capital securities, are entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of PEBO Capital Trust I. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the individual administrative trustees. Those voting rights are vested exclusively in the holder of the common securities. The duties and obligations of each trustee of PEBO Capital Trust I are governed by the trust agreement. Peoples, as issuer of the debentures, will pay all fees, expenses, debts and obligations, other than the securities of PEBO Capital Trust I, related to the exchange offer, except as provided in this prospectus. In addition, Peoples will pay, directly or indirectly, all ongoing costs, expenses and liabilities of PEBO Capital Trust I.


                               THE EXCHANGE OFFER

Purpose and effect of the exchange offer
         In connection with the sale of the original capital securities, Peoples and PEBO Capital Trust I entered into a registration rights agreement with Sandler O'Neill & Partners, L.P., the initial purchaser of the original capital securities, under which Peoples and PEBO Capital Trust I agreed to file and to use their reasonable best efforts to cause to be declared effective by the SEC a registration statement related to the exchange of the original capital securities for capital securities with terms identical in all material respects to the terms of the original capital securities. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

         The exchange offer is being made to satisfy the contractual obligations of Peoples and PEBO Capital Trust I under the registration rights agreement. The form and terms of the new capital securities are the same as the form and terms of the original capital securities except that the new capital securities:

o....... have been registered under the Securities Act and will not be subject to the same restrictions on transfer under federal and state securities laws as the original capital securities; and

o....... will not provide for any increase in the distribution rate.

         Upon consummation of the exchange offer, holders of original capital securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the registration rights agreement (except in limited circumstances). See "Risk factors - If you are eligible to participate in the exchange offer but do not exchange your original capital securities, you will not have any exchange rights following the closing of the exchange offer and your original capital securities will remain restricted securities." and "Description of new securities; Comparison to original securities."

         The exchange offer is not being made to, nor will PEBO Capital Trust I accept tenders for exchange from, holders of original capital securities in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of that jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the original capital securities are registered on the books of PEBO Capital Trust I or any other person who has obtained a properly completed bond power from the registered holder, or any participant in the DTC system whose name appears on a security position listing as the holder of those original capital securities and who desires to deliver those original capital securities by book-entry transfer at DTC.

         Under the exchange offer, Peoples will exchange as soon as practicable after the date of this prospectus, its new guarantee for the original guarantee and new debentures, in an amount corresponding to the original capital securities accepted for exchange, for a like aggregate principal amount of original debentures. The new guarantee and the new debentures have been registered under the Securities Act.

Terms of the exchange offer

         PEBO Capital Trust I hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $30,000,000 aggregate liquidation amount of new capital securities for a like aggregate liquidation amount of original capital securities properly tendered on or prior to the expiration date and not properly withdrawn. PEBO Capital Trust I will issue, promptly after the expiration date, an aggregate liquidation amount of up to $30,000,000 of new capital securities in exchange for a like aggregate liquidation amount of outstanding original capital securities tendered and accepted in connection with the exchange offer. Holders may tender their original capital securities in whole or in part in a liquidation amount of not less than $100,000 (100 capital securities) or any integral multiple of $1,000 liquidation amount (one capital security) in excess thereof, provided that if any original capital securities are tendered in exchange for part, the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess of $100,000.

         The exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered. As of the date of this prospectus, $30,000,000 aggregate liquidation amount of the original capital securities is outstanding.

         Holders of original capital securities do not have any appraisal or dissenters' rights in connection with the exchange offer. Original capital securities which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the trust agreement for PEBO Capital Trust I, but will not be entitled to any further registration rights under the registration rights agreement. See "Description of new securities; Comparison to original securities."

         If any tendered original capital securities are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, certificates for any unaccepted original capital securities will be returned, without expense, to the tendering holder promptly after the expiration date.

         Holders who tender original capital securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original capital securities in connection with the exchange offer. Peoples will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "--Fees and expenses."

         Neither the Board of Directors of Peoples nor any trustee of PEBO Capital Trust I makes any recommendation to holders of original capital securities as to whether to tender or refrain from tendering all or any portion of their original capital securities under the exchange offer. In addition, no one has been authorized to make any recommendation. Holders of original capital securities must make their own decision whether to tender under the exchange offer and, if so, the aggregate amount of original capital securities to tender based on those holders' own financial position and requirements.

Expiration date; Extensions; Amendments


         The expiration date of the exchange offer is 5:00 p.m., New York City time, on September 20, 1999. If we choose to extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended.


         Peoples and PEBO Capital Trust I expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, to:

o....... Delay the acceptance of the original capital securities for exchange;

o....... Terminate the exchange offer, whether or not any original capital securities have been accepted for exchange, if Peoples and PEBO Capital Trust I determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the exchange offer" have occurred or exist;

o....... Extend the expiration date of the exchange offer and retain all original capital securities tendered under the exchange offer, subject, however, to the right of holders of original capital securities to withdraw their tendered original capital securities as described under "--Withdrawal rights;" and

o....... Waive any condition or otherwise amend the terms of the exchange offer in any respect.

         If the exchange offer is amended in a manner we determine constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose that amendment by means of a prospectus supplement which will be distributed to the registered holders of the original capital securities, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the exchange agent and by making a public announcement thereof, and the announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to an appropriate news agency.

Acceptance for exchange and issuance of new capital securities

         Upon the terms and subject to the conditions of the exchange offer, PEBO Capital Trust I will exchange, and will issue to the exchange agent, new capital securities for original capital securities validly tendered and not withdrawn promptly after the expiration date.

         In all cases, delivery of new capital securities in exchange for original capital securities tendered and accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of:

     o....... Original capital securities or a book-entry confirmation of a book-entry transfer of original capital securities into the exchange agent's account at DTC, including an agent's message if the tendering holder has not delivered a letter of transmittal;

     o....... The letter of transmittal, or facsimile thereof, properly completed and duly executed, with any required signature guarantees, or in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal; and

     o....... Any other documents required by the letter of transmittal.

         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of original capital securities into the exchange agent's account at DTC. The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that the participant has received and agrees to be bound by the letter of transmittal and that PEBO Capital Trust I and Peoples may enforce the letter of transmittal against the participant.

         Subject to the terms and conditions of the exchange offer, Peoples and PEBO Capital Trust I will be deemed to have accepted for exchange, and thereby exchanged, original capital securities validly tendered and not withdrawn as, if and when PEBO Capital Trust I gives oral or written notice to the exchange agent of Peoples' and PEBO Capital Trust I's acceptance of those original capital securities for exchange under the exchange offer. The exchange agent will act as agent for:

     o...... PEBO Capital Trust I for the purpose of receiving tenders of original capital securities, letters of transmittal and related documents; and

     o...... Tendering holders for the purpose of receiving original capital securities, letters of transmittal and related documents and transmitting new capital securities to validly tendering holders.

         The exchange will be made promptly after the expiration date. If, for any reason whatsoever, acceptance for exchange or the exchange of any original capital securities tendered under the exchange offer is delayed, whether before or after PEBO Capital Trust I's acceptance for exchange of original capital securities, or Peoples and PEBO Capital Trust I extend the exchange offer or are unable to accept for exchange or exchange original capital securities tendered under the exchange offer, then, without prejudice to Peoples' and PEBO Capital Trust I's rights described in this prospectus, the exchange agent may, nevertheless, on behalf of Peoples and PEBO Capital Trust I and subject to Rule 14e-1(c) under the Exchange Act, retain tendered original capital securities and those original capital securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal rights."

         Under the letter of transmittal, or agent's message in lieu thereof, a holder of original capital securities will warrant and agree that:

     o....... It has full power and authority to tender, exchange, sell, assign and transfer original capital securities;

     o....... PEBO Capital Trust I will acquire good, marketable and unencumbered title to the tendered original capital securities, free and clear of all liens, restrictions, charges and encumbrances;

     o....... Original capital securities tendered for exchange are not subject to any adverse claims or proxies; and

     o....... It will, upon request, execute and deliver any additional documents deemed by Peoples, PEBO Capital Trust I or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the original capital securities tendered under the exchange offer.

Procedures for tendering original capital securities

         Valid tender. Except as described below, in order for original capital securities to be validly tendered under the exchange offer, a properly completed and duly executed letter of transmittal with any required signature guarantees, or in the case of a book-entry transfer, an agent's message in lieu of a letter of transmittal, and any other required documents, must be received by the exchange agent at one of its addresses given under "--Exchange agent." In addition, one of the following must occur:

o....... Tendered original capital securities must be received by the exchange agent;

o....... Original capital securities must be tendered under the procedures for book-entry transfer described below and a book-entry confirmation, including an agent's message if the tendering holder has not delivered a letter of transmittal, must be received by the exchange agent, in each case on or prior to the expiration date; or

o....... The guaranteed delivery procedures described below must be complied with.

         If less than all of the original capital securities are tendered, a tendering holder should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal or so indicate in an agent's message in lieu of the letter of transmittal. The untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess of $100,000. The entire amount of original capital securities delivered to the exchange agent will be deemed tendered unless otherwise indicated.

         The method of delivery of certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail, return-receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure a timely delivery.

         Book-entry transfer. The exchange agent will establish an account with respect to the original capital securities at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the original capital securities by causing DTC to transfer the original capital securities into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of original capital securities may be effected through book-entry transfer into the exchange agent's account at DTC, the properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message in lieu of the letter of transmittal, and any other required documents, must in any case be delivered to and received by the exchange agent on or prior to the expiration date, or the guaranteed delivery procedure described below must be complied with.

         Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

         Signature guarantees. Certificates for original capital securities need not be endorsed and signature guarantees on the letter of transmittal are unnecessary unless a certificate for original capital securities is registered in a name other than that of the person surrendering the certificate or the holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. Those certificates for original capital securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as these terms are defined in the Exchange Act):

o....... A bank;

o....... A broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

o....... A credit union;

o....... A national securities exchange, registered securities association or clearing agency; or

o....... A savings association that is a participant in a Securities
         Transfer Association, unless surrendered on behalf of the eligible guarantor institution.

See Instruction 1 to the letter of transmittal.

         Guaranteed delivery. If a holder desires to tender original capital securities under the exchange offer and the certificate for those original capital securities is not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, those original capital securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

o....... The tenders are made by or through an eligible guarantor institution;

o....... A properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent on or prior to the expiration date; and

o....... The certificate, or a book-entry confirmation, representing all tendered original capital securities, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

         The notice of guaranteed delivery may be delivered by hand, or transmitted by facsimile or mail, to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in that notice.

         The delivery of new capital securities in exchange for original capital securities tendered and accepted for exchange under the exchange offer will in all cases be made only after timely receipt by the exchange agent of original capital securities, or of a book-entry confirmation for the original capital securities, and a properly completed and duly executed letter of transmittal, or agent's message in lieu thereof, together with any required signature guarantees and any other documents required by the letter of transmittal. Accordingly, the delivery of new capital securities might not be made to all tendering holders at the same time, and will depend upon when original capital securities, book-entry confirmations for original capital securities and other required documents are received by the exchange agent.

         Peoples' and PEBO Capital Trust I's acceptance for exchange of original capital securities tendered under any of the procedures described above will constitute a binding agreement between the tendering holder, Peoples and PEBO Capital Trust I upon the terms and subject to the conditions of the exchange offer.

         Determination of validity. All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered original capital securities will be determined by Peoples and PEBO Capital Trust I, in their sole discretion, whose determination will be final and binding on all parties. Peoples and PEBO Capital Trust I reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to Peoples and PEBO Capital Trust I, be unlawful. Peoples and PEBO Capital Trust I also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as described under "--Conditions to the exchange offer" or any condition or irregularity in any tender of original capital securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by Peoples and PEBO Capital Trust I of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, will be final and binding. No tender of original capital securities will be deemed to have been validly made until all irregularities with respect to the tender have been cured or waived. None of Peoples, PEBO Capital Trust I, any affiliates or assigns of Peoples or PEBO Capital Trust I, the exchange agent or any other person will be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any notification.

         If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and unless waived by Peoples and PEBO Capital Trust I, proper evidence satisfactory to Peoples and PEBO Capital Trust I, in their sole discretion, of that person's authority to so act must be submitted.

         A beneficial owner of original capital securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact that entity promptly if the beneficial holder wishes to participate in the exchange offer.

Resale of new capital securities

         PEBO Capital Trust I is making the exchange offer for the new capital securities in reliance on the position of the staff of the SEC's Division of Corporation Finance taken in interpretative letters addressed to third parties in other transactions. However, neither Peoples nor PEBO Capital Trust I sought its own interpretive letter and there can be no assurance that the staff of the SEC's Division of Corporation Finance would make a determination with respect to this exchange offer similar to that made in the interpretive letters to third parties. Based on these interpretations by the staff of the SEC's Division of Corporation Finance, and subject to the two immediately following sentences, Peoples and PEBO Capital Trust I believe that new capital securities issued under this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by the holder of the new capital securities, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act, as long as the new capital securities are acquired in the ordinary course of the holder's business and the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution, of the new capital securities. However, any holder of original capital securities who is an affiliate of Peoples or PEBO Capital Trust I or who intends to participate in the exchange offer for the purpose of distributing new capital securities, or any broker-dealer who purchased original capital securities from PEBO Capital Trust I to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

o....... Will not be able to rely on the interpretations of the staff of the SEC's Division of Corporation Finance described in the above-mentioned interpretive letters;

o....... Will not be permitted or entitled to tender original capital securities in the exchange offer; and

o....... Must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of original capital securities, unless that sale or other transfer is made under an exemption from those requirements.

         In addition, as described below, broker-dealers that receive new capital securities for their own accounts in exchange for original capital securities must deliver a prospectus meeting the requirements of the Securities Act when making any resales of new capital securities.

         Each holder of original capital securities who wishes to exchange original capital securities for new capital securities in the exchange offer will be required to represent in the letter of transmittal that:

o....... It is not an affiliate of Peoples or PEBO Capital Trust I;

o....... Any new capital securities to be received by it are being acquired in the ordinary course of its business;

o....... It has no arrangement or understanding with any person to participate in a distribution of the new capital securities; and

o....... If the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of those new capital securities.

         In addition, we may require a holder of original capital securities, as a condition to that holder's eligibility to participate in this exchange offer, to furnish to us, or our agent, in writing information as to the number of "beneficial owners", within the meaning of Rule 13d-3 under the Exchange Act, on behalf of whom the holder holds the original capital securities to be exchanged in the exchange offer.

         Each broker-dealer participating in the exchange offer will be deemed to have acknowledged by execution of the letter of transmittal, or delivery of an agent's message, that it acquired the original capital securities for its own account as the result of market-making activities or other trading activities. The broker-dealer must also agree that it will deliver a prospectus meeting the requirements of the Securities Act when making any resale of the new capital securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer participating in the exchange offer will not be deemed to admit that it is a "underwriter" within the meaning of the Securities Act.

         Based on the position taken by the staff of the SEC's Division of Corporation Finance in the interpretive letters referred to above, Peoples and PEBO Capital Trust I believe that broker-dealers participating in the exchange offer who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements for the new capital securities received upon exchange of original capital securities, other than original capital securities which represent an unsold allotment from the original sale of original capital securities, with a prospectus meeting the requirements of the Securities Act. That prospectus may be the prospectus prepared for an exchange offer if it contains a description of the plan of distribution for the resale of the securities received in exchange. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer participating in the exchange offer during the period referred to below in connection with resales of new capital securities received in exchange for original capital securities, where the original capital securities were acquired by the broker-dealer for its own account as a result of market-making or other trading activities.

         Subject to the terms of the registration rights agreement, we have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer participating in the exchange offer, when making resales of new capital securities for a period ending 90 days after the expiration date, subject to extension under limited circumstances described below. This period will end sooner if the broker-dealer disposes of all its new capital securities. See "Plan of distribution." However, a broker-dealer who intends to use this prospectus in connection with the resale of new capital securities received in exchange for original capital securities must notify us, on or prior to the expiration date, that it acquired its capital securities for its own account as a result of market-making or other trading activities. The notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent. Any person, including a broker-dealer, who is an affiliate of Peoples or PEBO Capital Trust I may not rely on the SEC staff's interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in any resale transaction.

         Each broker-dealer who surrenders original capital securities under the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, or delivery of an agent's message in lieu thereof, that, upon receipt of notice from Peoples or PEBO Capital Trust I of:

o....... the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect;

o....... the occurrence of any event or the discovery of any fact which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference in this prospectus, in light of the circumstances under which they were made, not misleading; or

o....... the occurrence of the other events specified in the registration rights agreement,

the broker-dealer will suspend the sale of new capital securities under this prospectus until Peoples and PEBO Capital Trust I have:

o....... amended or supplemented this prospectus to correct the misstatement or omission and furnished copies of the amended or supplemented prospectus to the broker-dealer; or

o....... given notice that the sale of the new capital securities may be resumed.

These same limitations would apply if the new guarantee or new debentures were being sold.

         If Peoples or PEBO Capital Trust I gives notice to suspend the sale of new capital securities, that notice will extend the 90-day period referred to above during which broker-dealers are entitled to use this prospectus in connection with the resale of new capital securities. The period will be extended by the number of days during the period from and including the date of the giving of the notice to and including the date when broker-dealers have received copies of the amended or supplemented prospectus necessary to permit resales of the new capital securities or to and including the date on which Peoples and PEBO Capital Trust I have given notice that the sale of new capital securities may be resumed.

Withdrawal rights

         Except as otherwise provided in this prospectus, tenders of original capital securities may be withdrawn at any time on or prior to the expiration date. In order for a withdrawal to be effective, a written or facsimile transmission of the notice of withdrawal must be timely received by the exchange agent on or prior to the expiration date. The notice of withdrawal must specify:

o....... The name of the person who tendered the original capital securities to be withdrawn;

o....... The aggregate principal amount of original capital securities to be withdrawn; and

o....... If a certificate for original capital securities has been tendered, the name of the registered holder of the original capital securities, if different from that of the person who tendered the original capital securities.

         If original capital securities have been delivered or otherwise identified to the exchange agent, then prior to the physical release of those withdrawn original capital securities, the tendering holder must submit the certificate numbers shown on the particular original capital securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the original capital securities were tendered for the account of an eligible guarantor institution. If original capital securities have been tendered under the procedures for book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of original capital securities, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written or facsimile transmission.

         Withdrawals of tenders of original capital securities may not be rescinded. Original capital securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above under "--Procedures for tendering original capital securities."

         All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by Peoples and PEBO Capital Trust I, in their sole discretion, whose determination will be final and binding on all parties. None of Peoples, PEBO Capital Trust I, any affiliates or assigns of Peoples or PEBO Capital Trust I, the exchange agent or any other person will be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any notification. Any original capital securities which have been tendered but which are withdrawn will be returned to the holder promptly after withdrawal.

Distributions on new capital securities

         Holders of new capital securities as of the applicable record date will be entitled to receive distributions payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1999. Those distributions will accumulate from the later of the most recent distribution payment date to which distributions have been duly paid or duly provided for under the new capital securities or the original capital securities which were exchanged for the new capital securities, or from April 20, 1999.

Conditions to the exchange offer

         Peoples and PEBO Capital Trust I will not be required to accept for exchange, or to exchange, any original capital securities for any new capital securities, and may terminate the exchange offer, whether or not any original capital securities have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exist:

         o....... There has been a change in the current interpretation by the staff of the SEC which permits the new capital securities issued under the exchange offer in exchange for original capital securities to be offered for resale, resold and otherwise transferred by holders thereof, other than broker-dealers and any holder which is an affiliate of Peoples or PEBO Capital Trust I, without compliance with the registration and prospectus delivery provisions of the Securities Act as long as the new capital securities are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the new capital securities;

          o.......Any law, statute, rule or regulation has been adopted or enacted which, in the judgment of Peoples or PEBO Capital Trust I, would reasonably be expected to impair its ability to proceed with the exchange offer;

          o.......Any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in Peoples' and PEBO Capital Trust I's judgment, would reasonably be expected to impair the ability of Peoples or PEBO Capital Trust I to proceed with the exchange offer;

          o.......A banking moratorium has been declared by United States federal or Ohio or New York state authorities which, in Peoples' and PEBO Capital Trust I's judgment, would reasonably be expected to impair the ability of the Peoples or PEBO Capital Trust I to proceed with the exchange offer;

          o.......Trading on the New York Stock Exchange or generally in the
                  United States over-the-counter market has been suspended by order of the SEC or any other governmental authority which, in Peoples' and PEBO Capital Trust I's judgment, would reasonably be expected to impair the ability of the Peoples or PEBO Capital Trust I to proceed with the exchange offer; or

          o.......A stop order has been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement or proceedings have been initiated or, to the knowledge of Peoples or PEBO Capital Trust I, threatened for that purpose, or any governmental approval which either Peoples or PEBO Capital Trust I, in its sole discretion, deems necessary for the consummation of the exchange offer as contemplated in this prospectus has not been obtained.

         If Peoples and PEBO Capital Trust I determine that any of the foregoing events or conditions has occurred or exists, Peoples and PEBO Capital Trust I may, subject to applicable law, terminate the exchange offer, whether or not any original capital securities have been accepted for exchange, or waive any condition or otherwise amend the terms of the exchange offer in any respect. If that waiver or amendment constitutes a material change to the exchange offer, Peoples and PEBO Capital Trust I will promptly disclose that waiver or amendment by means of a prospectus supplement which will be distributed to the registered holders of the original capital securities and will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange agent

         Wilmington Trust Company has been appointed as exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:



        By Registered or                         By Hand or
        Certified Mail                           Overnight Delivery
        --------------                           ------------------

        Wilmington Trust Company                 Wilmington Trust Company
        1100 North Market Street                 1105 North Market Street
        Wilmington, DE  19890-0001               Wilmington, DE  19890-0001
        Attn:    Kristin Long,                   Attn:    Kristin Long,
                 Trust Operations                         Trust Operations


                           Confirm by telephone or for
                                information call:
                                 (302) 651-1562

                             Facsimile Transmission
                     (Eligible Guarantor Institutions Only):
                                 (302) 651-1079

Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and expenses

         Peoples has agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. Peoples will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of original capital securities, and in handling or tendering for their customers.

         Holders who tender their original capital securities for exchange will not be obligated to pay any transfer taxes in connection with the tender. If, however, new capital securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original capital securities tendered, or if a transfer tax is imposed for any reason other than the exchange of original capital securities in connection with the exchange offer, then the amount of any transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder.

         Neither Peoples nor PEBO Capital Trust I will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.


        Description of new securities; Comparison to original securities

         The terms of the new securities are identical in all material respects to the terms of the original securities, except that:

o....... The original securities have not been registered under the
         Securities Act, are subject to restrictions on transfer under federal and state securities laws and are entitled to specified rights under the registration rights agreement, which rights will terminate upon consummation of the exchange offer;

o....... The new capital securities will not contain the same restrictions on transfer as the original capital securities. Original capital securities will remain restricted securities and may be resold only:

               o....... to Peoples;

               o....... to a qualified institutional buyer under Rule 144A under the Securities Act;

               o....... to an institutional accredited investor;

               o....... in a transaction otherwise exempt from registration under the Securities Act; or

               o....... pursuant to an effective registration statement under the Securities Act.

o....... The new capital securities will not provide for any increase in the distribution rate; and

o....... The new debentures will not provide for any increase in the interest rate.

         The new securities are not, and upon consummation of the exchange offer the original securities will not be, entitled to any additional interest or distributions. Accordingly, holders of original capital securities should review the information set forth under "Risk factors--If you are eligible to participate in the exchange offer but do not exchange your original capital securities, you will not have any exchange rights following the closing of the exchange offer and your original capital securities will remain restricted securities."


                        DESCRIPTION OF CAPITAL SECURITIES

         The original capital securities represent and the new capital securities will represent beneficial interests in PEBO Capital Trust I. The holders of capital securities will be entitled to a preference over the common securities of PEBO Capital Trust I in specified circumstances with respect to distributions and amounts payable on redemption of the securities of PEBO Capital Trust I or liquidation of PEBO Capital Trust I. See "--Subordination of common securities." Upon consummation of the exchange offer, the trust agreement for PEBO Capital Trust I will be subject to and governed by Trust Indenture Act of 1939. This summary of selected provisions of the capital securities, the common securities and the trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the trust agreement, including the definitions therein of selected terms.

General

         The capital securities, including the original capital securities and the new capital securities, are limited to $30,000,000 aggregate liquidation amount at any one time outstanding. The capital securities rank pari passu with the common securities issued by PEBO Capital Trust I, and payments will be made pro rata thereon, with the common securities, except as described under "--Subordination of common securities." Legal title to the debentures issued to PEBO Capital Trust I by Peoples will be held by the property trustee of PEBO Capital Trust I in trust for the benefit of the holders of the capital securities. Peoples' guarantee for the benefit of holders of capital securities will not guarantee payment of distributions or amounts payable on redemption of the capital securities or liquidation of PEBO Capital Trust I when PEBO Capital Trust I does not have funds on hand legally available for those payments. See "Description of guarantee by Peoples."

Distributions

         Distributions on the capital securities will be cumulative, will accumulate from April 20, 1999 and will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1999, at the annual rate of 8.62% of the liquidation amount to the holders of the capital securities on the relevant record dates. The record dates will be the 15th day of the month immediately preceding the month in which the relevant payment occurs. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. If any date on which distributions are payable on the capital securities is not a business day, payment of the distributions payable on that date will be made on the next succeeding day that is a business day, with the same force and effect as if made on the original scheduled distribution date. No interest or other payment will be made due to the delay. A "business day" will be any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Marietta, Ohio are authorized or required by law or executive order to remain closed.

         So long as no event of default exists under the debentures issued by Peoples, Peoples will have the right to elect to defer the payment of interest on the debentures, at any time or from time to time, for a period not exceeding ten consecutive semi-annual periods in each extension period. No extension period will end on a date other than an interest payment date or extend beyond May 1, 2029. Upon any deferral election, semi-annual distributions on the capital securities will be deferred during the extension period. Distributions to which holders of the capital securities are entitled during any extension period will accumulate additional distributions at the rate per annum of 8.62%, compounded semi-annually from the relevant distribution date, to the extent permitted by applicable law. The term "distributions," as used in this prospectus, will include any additional distributions.

         Prior to the termination of any extension period, Peoples may further extend the extension period, provided the extension does not cause the extension period to exceed ten consecutive semi-annual periods, to end on a date other than an interest payment date or to extend beyond May 1, 2029. Upon the termination of any extension period and the payment of all amounts then due on any interest payment date, Peoples may elect to begin a new extension period, subject to the above requirements. No interest will be due and payable until the end of an extension period. Peoples must give the property trustee and administrative trustees of PEBO Capital Trust I and the trustee under the indenture notice of Peoples' election of an extension period, or an extension thereof, at least five business days prior to the earlier of:

o....... The date the distributions on the capital securities would have been payable except for the election to begin the extension period;

o....... The date the property trustee is required to give notice to any securities exchange or automated quotation system or to holders of capital securities of the record date;

o....... The date distributions are payable; and

o....... The record date.

         There is no limitation on the number of times that Peoples may elect to begin an extension period. See "Description of debentures--Option to extend interest payment date" and "Certain federal income tax consequences--Interest income and original issue discount."

         During any extension period, Peoples may not:

         o....... Declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Peoples' capital stock;

         o....... Make any payment of principal of or premium, if any, on or repay, repurchase or redeem any debt securities of Peoples, including any other junior subordinated debentures to be issued by Peoples, that rank pari passu with or junior in right of payment to the debentures issued to PEBO Capital Trust I; or

         o....... Make any guarantee payments under any guarantee by Peoples of the debt securities of any subsidiary of Peoples, including all other guarantees to be issued by Peoples, if the guarantee ranks pari passu with or junior in right of payment to the debentures issued to PEBO Capital Trust I.

         These limitations do not apply to:

         o....... Dividends or distributions in common shares of Peoples, or options, warrants or rights to subscribe for or purchase common shares of Peoples;

         o....... Any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of shares under any shareholder rights plan in the future, or the redemption or repurchase of any rights under a shareholder rights plan;

         o....... Payments under Peoples' guarantee in favor of the holders of capital securities;

         o....... As a result of a reclassification of Peoples' capital stock or the exchange or conversion of one class or series of Peoples' capital stock for another class or series of Peoples' capital stock;

         o....... The purchase of fractional interests in shares of Peoples'
                  capital stock under the conversion or exchange provisions of that capital stock or the security being converted or exchanged or in a merger, consolidation or other business combination; and

         o....... Purchases of common shares related to the issuance of common shares or rights under any of Peoples' benefit plans for directors, officers or employees of Peoples and its subsidiaries or Peoples' dividend reinvestment plan.

         Peoples has no current intention to exercise its option to defer payments of interest on the debentures issued to PEBO Capital Trust I.

         The revenue of PEBO Capital Trust I available for distribution to holders of the capital securities will be limited to payments under the debentures issued by Peoples to PEBO Capital Trust I. See "Description of debentures--General." If Peoples does not make interest payments on the debentures, the property trustee of PEBO Capital Trust I will not have funds available to pay distributions on the capital securities. The payment of distributions is guaranteed by Peoples on a limited basis as described under "Description of guarantee by Peoples."

Redemption

         Upon the repayment on May 1, 2029 or prepayment, in whole or in part, prior to May 1, 2029 of the debentures, other than following the distribution of the debentures to the holders of the securities of PEBO Capital Trust I, the proceeds from the repayment or prepayment will be applied by the property trustee of PEBO Capital Trust I to redeem a like amount of the securities of PEBO Capital Trust I. The property trustee must receive 45 days' prior written notice of the repayment of the debentures. The securities of PEBO Capital Trust I may be redeemed upon not less than 30 nor more than 60 days' notice of a date of redemption. If less than all of the debentures are to be prepaid on a redemption date, the debentures to be prepaid will be selected by the method which the debenture trustee deems fair and appropriate. Peoples must receive any required regulatory approval before prepaying any debentures.

         The applicable redemption price will be equal to:

         o....... The maturity redemption price -- equal to the principal of, and accrued and unpaid interest on, the debentures, if the debentures are repaid on May 1, 2029;

         o....... The special event redemption price described in "Description of debentures--Special event prepayment", if the debentures are prepaid before May 1, 2009 upon the occurrence and continuation of a special event; and

         o....... The optional redemption price described in "Description of debentures--Optional prepayment", if the debentures are prepaid on or after May 1, 2009.

         Peoples has the option to prepay the debentures:

         o....... In whole or in part, on or after May 1, 2009, at the applicable optional prepayment price; and

         o....... In whole but not in part, at any time prior to May 1, 2009, upon the occurrence of a special event, at the special event prepayment price.

Liquidation of PEBO Capital Trust I and distribution of debentures

         Peoples has the right at any time to dissolve PEBO Capital Trust I and, after satisfaction of liabilities to creditors of PEBO Capital Trust I as required by applicable law, to cause the debentures to be distributed to the holders of the securities of PEBO Capital Trust I in liquidation. The right to dissolve PEBO Capital Trust I is conditioned upon:

          o....... Peoples having received an opinion of counsel to the effect that the distribution will not be a taxable event to holders of capital securities; and

          o....... Receipt of any required regulatory approval.

PEBO Capital Trust I will automatically dissolve upon the first to occur of:

          o....... Specified events of bankruptcy, dissolution or liquidation of Peoples;

          o....... The distribution of a like amount of the debentures to the holders of the securities of PEBO Capital Trust I, if Peoples, as sponsor, has given written direction to the property trustee of PEBO Capital Trust I to dissolve PEBO Capital Trust I;

          o....... Redemption of all of the securities of PEBO Capital Trust I;

          o....... Expiration of the term of PEBO Capital Trust I; an

          o....... The entry of an order for the dissolution of PEBO Capital
                   Trust I by a court of competent jurisdiction.

         If a dissolution occurs other than as the result of a court order, PEBO Capital Trust I will be liquidated by its trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of PEBO Capital Trust I as provided by applicable law, to the holders of the capital securities a like amount of the debentures issued by Peoples. However, if the property trustee determines the distribution is not practicable, the holders of capital securities will be entitled to receive out of the assets of PEBO Capital Trust I legally available for distribution to holders, after satisfaction of liabilities to creditors of PEBO Capital Trust I as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (this amount being the "liquidation distribution"). If the liquidation distribution can be paid only in part because PEBO Capital Trust I has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amounts payable directly by PEBO Capital Trust I on the capital securities will be paid on a pro rata basis, except that if an event of default has occurred and is continuing under the indenture related to debentures, the capital securities will have a priority over the common securities. See "--Subordination of common securities."

         If Peoples elects not to prepay the debentures prior to maturity and either elects not to or is unable to liquidate PEBO Capital Trust I and distribute the debentures to holders of the capital securities, the capital securities will remain outstanding until the repayment of the debentures on May 1, 2029.

         After the liquidation date is fixed for any distribution of debentures to holders of the capital securities:

o....... The capital securities will no longer be deemed to be outstanding;

o....... DTC or its nominee will receive, in respect of each registered global certificate, if any, representing capital securities held by it, a registered global certificate or certificates representing the debentures to be delivered upon the distribution; and

o....... Any certificates representing capital securities not held by
         DTC or its nominee will be deemed to represent debentures having a principal amount equal to the liquidation amount of the capital securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the capital securities until the certificates are presented to the administrative trustees of PEBO Capital Trust I or their agent for cancellation. At that time, Peoples will issue to the holder, and the debenture trustee will authenticate, a certificate representing the debentures.

         There can be no assurance as to the market prices for the capital securities or the debentures that may be distributed in exchange for the capital securities if a dissolution and liquidation of PEBO Capital Trust I were to occur. Accordingly, capital securities held by an investor, or debentures that an investor may receive on dissolution and liquidation of PEBO Capital Trust I, may trade at a discount to the price the investor paid to purchase the capital securities.

Redemption procedures

         Capital securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or prepayment of the debentures issued by Peoples. Any redemption of capital securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that PEBO Capital Trust I has funds legally available for the payment of the applicable redemption price. See also "--Subordination of common securities."

         If PEBO Capital Trust I gives a notice of redemption in respect of the capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available:

o....... The property trustee will deposit or cause the paying agent to deposit irrevocably with DTC funds sufficient to pay the applicable redemption price for the capital securities held by DTC or its nominee; and

o....... The property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price, and give the paying agent irrevocable instructions and authority to pay the applicable redemption price, to the holders of capital securities held in certificated form upon surrender of their certificates.

See "--Payment and paying agent."

         Distributions payable on or prior to the redemption date will be payable to the holders of capital securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of deposit, all rights of the holders of the capital securities called for redemption will cease, except the right of the holders of capital securities to receive the applicable redemption price, but without interest on that redemption price, and those capital securities will cease to be outstanding. If any redemption date of capital securities is not a business day, then the applicable redemption price payable on that date will be paid on the next succeeding day that is a business day. No interest or other payment will be made in respect of any delay.

         If payment of the applicable redemption price is improperly withheld or refused and not paid either by PEBO Capital Trust I or by Peoples under its guarantee:

o....... Distributions on capital securities will continue to accumulate at the then applicable rate, from the redemption date originally established by PEBO Capital Trust I to the date the applicable redemption price is actually paid; and

o....... The actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the redemption date to each holder of capital securities at its registered address. Unless PEBO Capital Trust I defaults in payment of the applicable redemption price on its securities, or Peoples defaults in the repayment of the debentures, on and after the redemption date, distributions will cease to accrue on the capital securities called for redemption.

         Subject to applicable law, including federal securities laws, Peoples or its subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Subordination of common securities

         Payment of distributions on, and the redemption price of, the capital securities will be made pro rata based on the liquidation amount of the capital securities. However, if on any distribution date or redemption date an event of default exists under the indenture related to Peoples' debentures, no payment of any distribution on, or redemption price of, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless a cash payment in full of all accumulated and unpaid distributions on all of the outstanding capital securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price the full amount of the redemption price, has been made or provided for. All funds available to the property trustee of PEBO Capital Trust I will first be applied to the payment in full in cash of all distributions on, or redemption price of, the capital securities then due and payable.

         In the case of any event of default under the trust agreement for PEBO Capital Trust I, Peoples, as holder of the common securities, will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured, waived or otherwise eliminated. Until an event of default has been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of Peoples as holder of the common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Events of default; Notice

         The occurrence of an event of default under the indenture related to the debentures constitutes an "event of default" under the trust agreement for PEBO Capital Trust I. See "Description of debentures-Debenture events of default."

         Within ten business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the capital securities, the administrative trustees of PEBO Capital Trust I and Peoples, as sponsor, unless the event of default has been cured or waived. Peoples, as sponsor, and the administrative trustees of PEBO Capital Trust I are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

         If an event of default under the indenture has occurred and is continuing, the capital securities will have a preference over the common securities as described under "--Liquidation of PEBO Capital Trust I and distribution of debentures" and "--Subordination of common securities."

Removal of trustees of PEBO Capital Trust I

         Unless an event of default has occurred and is continuing under the indenture related to the debentures, any trustee of PEBO Capital Trust I may be removed at any time by the holder of the common securities. If an event of default under the indenture has occurred and is continuing, the property trustee and the Delaware trustee of PEBO Capital Trust I may be removed at that time by the holders of a majority in liquidation amount of the outstanding capital securities. The holders of the capital securities will have no right to vote to appoint, remove or replace the administrative trustees. Those voting rights are vested exclusively in Peoples as the holder of the common securities. No resignation or removal of a trustee of PEBO Capital Trust I and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee under the provisions of the trust agreement.

Merger, consolidation or conversion of trustees of PEBO Capital Trust I

         Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which a trustee is a party, or any person succeeding to all or substantially all the corporate trust business of a trustee, will be the successor of the trustee under the trust agreement for PEBO Capital Trust I, as long as that person is otherwise qualified and eligible.

Mergers, consolidations, conversions, amalgamations or replacements of PEBO C apital Trust I

          PEBO Capital Trust I may not merge with or into, convert into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "--Liquidation of PEBO Capital Trust I and distribution of debentures." PEBO Capital Trust I may, at the request of Peoples, as sponsor, with the consent of the individual administrative trustees, but without the consent of the holders of the capital securities, merge with or into, convert into, consolidate, amalgamate or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state. Prior to the consummation of any of these transactions, the following must occur:

o...... The successor entity either

          o...... expressly assumes all of the obligations of PEBO Capital
                  Trust I under its securities; or

          o...... substitutes for the capital and common securities of
                  PEBO Capital Trust I other securities having substantially the same terms as the capital and common securities so long as the successor securities rank the same as the capital and common securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

          o...... Peoples expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee of PEBO Capital Trust I with respect to the debentures;

          o...... The successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital and common securities are then listed or quoted;

          o...... If the capital securities, including any successor securities, are rated by any nationally recognized statistical rating organization prior to the transaction, the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities, including any successor securities, or, if the debentures are so rated, the debentures, to be downgraded by any nationally recognized statistical rating organization;

          o...... The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital and common securities, including any successor securities, in any material respect;

          o...... The successor entity has a purpose substantially identical to
                  Capital Trust I;

          o...... Prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Peoples has received an opinion from independent counsel to PEBO Capital Trust I experienced in those matters to the effect that:

               o...... the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of capital and common securities, including any successor securities, in any material respect, other than any dilution of the holders' interests in the new entity; and

               o...... following the merger, conversion, consolidation,
                       amalgamation, replacement, conveyance, transfer or lease, neither PEBO Capital Trust I nor the successor entity will be required to register as an investment company under the Investment Company Act; and

        o...... Peoples or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantees by Peoples for the benefit of the holders of capital securities and the holders of common guarantee securities.

Notwithstanding the foregoing, PEBO Capital Trust I will not, except with the consent of holders of 100% in liquidation amount of the capital and common securities, consolidate, amalgamate, merge with or into, convert into or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into or replace it if that consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause PEBO Capital Trust I or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting rights; Amendment of the trust agreement

         Except as provided below and under "--Mergers, consolidations, conversions, amalgamations or replacements of PEBO Capital Trust I" and "Description of guarantee by Peoples--Amendments and assignment" and as otherwise required by law and the trust agreement for PEBO Capital Trust I, the holders of the capital securities will have no voting rights.

         The trust agreement for PEBO Capital Trust I may be amended from time to time by Peoples, the property trustee and the administrative trustees of PEBO Capital Trust I, without the consent of the holders of capital and common securities, to:

o...... Cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement;

o...... Modify, eliminate or add to any provisions of the trust agreement necessary to ensure that PEBO Capital Trust I will be classified for United States federal income tax purposes as a grantor trust at all times that any capital securities are outstanding or to ensure that PEBO Capital Trust I will not be required to register as an "investment company" under the Investment Company Act; or

o...... Modify, eliminate or add any provisions of the trust agreement necessary to enable Peoples or PEBO Capital Trust I to conduct an exchange offer in a manner contemplated by the registration rights agreement.

Amendments described in the first and third bullets must not adversely affect in any material respect the interests of the holders of the capital securities. Any amendments of the trust agreement will become effective when notice thereof is given to the holders of the capital securities.

         The trust agreement for PEBO Capital Trust I may be amended by the trustees and Peoples:

o...... With the consent of holders representing a majority in liquidation amount of the outstanding capital securities; and

o...... Upon receipt by the trustees of an opinion of counsel experienced in those matters to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect PEBO Capital Trust I's status as a grantor trust for United States federal income tax purposes or PEBO Capital Trust I's exemption from status as an "investment company" under the Investment Company Act.

However, without the consent of each holder of capital securities, the trust agreement may not be amended to:

o...... Change the amount or timing of any distribution on the capital and common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the capital and common securities as of a specified date; or

o...... Restrict the right of a holder of capital securities to institute suit for the enforcement of any payment on or after the amendment date.

         So long as any debentures are held by the property trustee of PEBO Capital Trust I, the trustees of PEBO Capital Trust I will not:

o...... Direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee or execute any trust or power conferred on the debenture trustee with respect to the debentures;

o...... Waive specified past defaults under the indenture related to the debentures;

o...... Exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the debentures; or

o...... Consent to any amendment, modification or termination of the indenture related to the debentures or the debentures, where that consent is required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding capital securities.

However, where a consent under the indenture would require the consent of each holder of debentures affected thereby, no consent will be given by the property trustee of PEBO Capital Trust I without the prior approval of each holder of the capital securities. The trustees of PEBO Capital Trust I will not revoke any action previously authorized or approved by a vote of the holders of the capital securities, except by subsequent vote of those holders. The property trustee will notify each holder of capital securities of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of holders of the capital securities, prior to taking any of the foregoing actions, the trustees of PEBO Capital Trust I will obtain an opinion of counsel experienced in those matters to the effect that PEBO Capital Trust I will continue to qualify as a grantor trust.

         Any required approval of holders of capital securities may be given at a meeting of those holders convened for that purpose or pursuant to written consent. The property trustee of PEBO Capital Trust I will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of holders has been taken, to be given to each holder of record of capital securities in the manner described in the trust agreement.

         No vote or consent of the holders of capital securities will be required for PEBO Capital Trust I to redeem and cancel the capital securities in accordance with the trust agreement.

         Notwithstanding that holders of the capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by Peoples, the trustees of PEBO Capital Trust I or any affiliate of Peoples or any trustee of PEBO Capital Trust I, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Form, denomination, book-entry procedures and transfer

         The new capital securities may be issued in certificated form or as one or more capital securities in registered, global form. Upon issuance, the global capital securities will be deposited with the property trustee of PEBO Capital Trust I as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         If capital securities are issued in certificated form, the capital securities will be issued in blocks having a liquidation amount of not less than $100,000 (100 capital securities) and may be transferred or exchanged only in such blocks in the manner and at the offices described below.

         Except as described below, the global capital securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 capital securities. Beneficial interests in the global capital securities may not be exchanged for capital securities in certificated form, except in the limited circumstances described below. See "--Exchange of book-entry capital securities for certificated capital securities."

         Other capital securities may be issued only in registered, certificated (i.e., non-global) form. These capital securities may not be exchanged for beneficial interests in any global capital securities, except in the limited circumstances described below.
See "--Exchange of certificated capital securities for book-entry capital securities."

         Transfer of beneficial interests in the global capital securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary procedures

         DTC has advised PEBO Capital Trust I and Peoples that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through the DTC participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants in DTC.

         DTC has also advised PEBO Capital Trust I and Peoples that, under procedures established by DTC:

o......  Upon deposit of the global capital securities, DTC will credit the accounts of DTC participants exchanging original capital securities represented by global capital securities with portions of the liquidation amount of the global capital securities; and

o......  Ownership of those interests in the global capital securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC for DTC participants or by DTC participants and indirect participants for other owners of beneficial interests in the global capital securities.

         Investors in the global capital securities may hold their interests therein directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. All interests in a global capital security will be subject to the procedures and requirements of DTC.

         The laws of some states require that specified persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global capital security to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global capital security to pledge those interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

         Other restrictions on the transferability of the capital securities are described in "--Exchange of book-entry capital securities for certificated capital securities" and "--Exchange of certificated capital securities for book-entry capital securities."

         Except as described below, owners of interests in the global capital securities will not have capital securities registered in their name, will not receive physical delivery of capital securities in certificated form and will not be considered the registered owners or holders of capital securities under the trust agreement for PEBO Capital Trust I for any purpose.

         Payments in respect of the global capital security registered in the name of DTC, or its nominee, will be payable by the property trustee of PEBO Capital Trust I to DTC in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the capital securities, including the global capital securities, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent of the property trustee has or will have any responsibility or liability for:

o....... Any aspect of the records of DTC or any DTC participant or indirect participant relating to or payments made on account of beneficial ownership interests in the global capital securities;

o....... Maintaining, supervising or reviewing any of the records of
         DTC or any DTC participant or indirect participant relating to the beneficial ownership interests in the global capital securities; or

o....... Any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

         DTC has advised PEBO Capital Trust I and Peoples that its current practice, upon receipt of any payment in respect of securities such as the capital securities, is to credit the accounts of the relevant DTC participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on the payment date. Payments by DTC participants and indirect participants to the beneficial owners of capital securities will be governed by standing instructions and customary practices and will be the responsibility of DTC participants or indirect participants and will not be the responsibility of DTC, the property trustee, PEBO Capital Trust I or Peoples. None of PEBO Capital Trust I, Peoples or the property trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the capital securities. PEBO Capital Trust I, Peoples and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Secondary market trading activity in interests in the global capital securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised PEBO Capital Trust I and Peoples that DTC will take any action permitted to be taken by a holder of capital securities, including the presentation of capital securities for exchange as described below, only at the direction of one or more DTC participants to whose DTC account interests in the global capital securities are credited and only in respect of the portion of the liquidation amount of the capital securities as to which the DTC participant or participants has or have given such direction. However, if there is an event of default under trust agreement for PEBO Capital Trust I, DTC reserves the right to exchange the global capital securities for legended capital securities in certificated form and to distribute those capital securities to its participants.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that PEBO Capital Trust I and Peoples believe to be reliable, but neither PEBO Capital Trust I nor Peoples takes responsibility for the accuracy thereof.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global capital securities among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and the procedures may be discontinued at any time. None of PEBO Capital Trust I, Peoples or the property trustee will have any responsibility for the performance by DTC, or its participants or indirect participants, of its obligations under the rules and procedures governing DTC's operations.

Exchange of book-entry capital securities for certificated capital securities

         A global capital security is exchangeable for capital securities in registered certificated form if:

o.......  DTC:

     o....... notifies PEBO Capital Trust I that it is unwilling or unable to continue as depositary for the global capital security and PEBO Capital Trust I thereupon fails to appoint a successor depositary within 90 days or

     o....... has ceased to be a clearing agency registered under the Exchange
              Act,

     o....... and PEBO Capital Trust I thereupon fails to appoint a successor depositary within 90 days;

o....... Peoples in its sole discretion elects to cause the issuance of the capital securities in certificated form; or

o....... There has occurred and is continuing an event of default under the trust agreement for PEBO Capital Trust I or any event which after notice or lapse of time or both would be an event of default under the trust agreement.

         In addition, beneficial interests in a global capital security may be exchanged by or on behalf of DTC for certificated capital securities upon request by DTC, but only upon at least 20 days' prior written notice given to the property trustee in accordance with DTC's customary procedures. In all cases, certificated capital securities delivered in exchange for any global capital security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures. Exchange of certificated capital securities for book-entry capital securities

         Certificated capital securities may not be exchanged for beneficial interests in any global capital security, unless the exchange occurs in connection with a transfer of the certificated capital securities and the transferor first delivers to the property trustee of PEBO Capital Trust I a written certificate, in the form provided in the trust agreement, to the effect that the transfer will comply with the appropriate transfer restrictions applicable to those capital securities.

Payment and paying agent

         Payments in respect of the capital securities held in global form will be made to the depositary, which will credit the relevant accounts at the depositary on the applicable distribution dates, or in respect of the capital securities that are not held by the depositary, the payments will be made by check mailed to the address of the holder entitled thereto as the address appears on the register. The paying agent will initially be the property trustee of PEBO Capital Trust I and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees of PEBO Capital Trust I and Peoples. The paying agent will be permitted to resign as paying agent upon 30 days' notice to the property trustee, the administrative trustees and Peoples. If the property trustee is no longer the paying agent, the administrative trustees will appoint a successor, which must be a bank or trust company acceptable to the administrative trustees and Peoples, to act as paying agent.

Restrictions on transfer

         The capital securities may be transferred only in blocks having a liquidation amount of not less than $100,000 (100 capital securities) and multiples of $1,000 in excess of $100,000. Any attempted sale, transfer or other disposition of capital securities in a block having a liquidation amount of less than $100,000 will be void and of no legal effect whatsoever. Any purported transferee will not be the holder of those capital securities for any purpose, including the receipt of distributions on those capital securities. The purported transferee will have no interest whatsoever in those capital securities.

Registrar and transfer agent

         The property trustee will act as registrar and transfer agent for the capital securities.

         Registration of transfers of the capital securities will be effected without charge by or on behalf of PEBO Capital Trust I, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. PEBO Capital Trust I will not be required to register, or cause to be registered, the transfer of the capital securities after they have been called for redemption.

Information concerning the property trustee

         Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee will undertake to perform only the duties specifically described in the trust agreement and, during the existence of an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the capital securities or the common securities are entitled to vote, then the property trustee:

o....... Will take the action directed by Peoples and, if not so directed, will take the action it deems advisable and in the best interests of the holders of capital and common securities; and

o....... Will have no liability, except for its own bad faith, negligence or willful misconduct.

Miscellaneous

         The administrative trustees are authorized and directed to conduct the affairs of and to operate PEBO Capital Trust I in such a way that:

o....... PEBO Capital Trust I will not be deemed to be an "investment company" required to be registered under the Investment
         Company Act

o....... PEBO Capital Trust I will be classified as a grantor trust for United
         States federal income tax purposes; and

o....... The debentures will be treated as indebtedness of Peoples for United
         States federal income tax purposes.

Peoples and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of PEBO Capital Trust I or the trust agreement, that Peoples and the administrative trustees determine in their discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the capital and common securities.

         Holders of capital and common securities have no preemptive or similar rights to subscribe for any additional capital and common securities. In addition, the issuance of capital and common securities is not subject to preemptive rights.

         PEBO Capital Trust I may not borrow money, issue debt, execute mortgages or pledge any of its assets.


                            DESCRIPTION OF DEBENTURES

         The original debentures were, and the new debentures will be, issued under an indenture between Peoples and the debenture trustee. Upon effectiveness of the registration statement of which this prospectus is a part, the indenture will be qualified under the Trust Indenture Act. This summary of selected terms and provisions of the debentures and the indenture does not purport to be complete, and where reference is made to particular provisions of the indenture, those provisions, including the definitions of selected terms, some of which are not otherwise defined in this prospectus, are qualified in their entirety by reference to all of the provisions of the indenture and those terms made a part of the indenture by the Trust Indenture Act.

General

         Concurrently with the issuance of the capital securities, PEBO Capital Trust I invested the proceeds of the capital securities, together with the consideration paid by Peoples for the common securities, in debentures issued by Peoples. The debentures bear interest from April 20, 1999 at the annual rate of 8.62% of the principal amount thereof, payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1999. The record dates will be the 15th day of the month immediately preceding the month in which the relevant payment occurs. It is anticipated that, until the liquidation of PEBO Capital Trust I, the debentures will be held in the name of the property trustee in trust for the benefit of the holders of capital and common securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in the month. If any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day with the same force and effect as if made on the scheduled interest payment date. No interest or other payment will be payable due to the delay. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount thereof, to the extent permitted by law, at the rate per annum of 8.62%, compounded semi-annually. The term "interest" includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable interest payment date and additional sums, as applicable. Please see the discussion of additional sums under "--Special event prepayment."

         The debentures will mature on May 1, 2029.

         The debentures will rank pari passu with all other junior subordinated debentures to be issued by Peoples and are unsecured and rank subordinate and junior in right of payment to all senior indebtedness to the extent and in the manner described in the indenture. See "--Subordination."

         Almost all of the operating assets of Peoples and its consolidated subsidiaries are owned by those subsidiaries. Peoples is a legal entity separate and distinct from its banking and other subsidiaries. Holders of debentures should look only to Peoples for payments on the debentures. The principal sources of Peoples' income are dividends from its banking and other subsidiaries, and there are various limitations on Peoples' banking subsidiaries to pay dividends, as discussed below. Peoples' banking subsidiaries are also subject to restrictions on the transfer of funds by each depository institution to Peoples and other affiliates, in the form of loans, other extensions of credit, investments or purchases of assets.

         Because Peoples is a holding company, Peoples' operations are conducted by its subsidiaries, including its banking subsidiaries, which are subject to significant federal and state regulation. See "Regulation and supervision." Peoples' ability to receive dividends and loans from its subsidiaries is restricted. Peoples' banking subsidiaries were able to declare dividends to Peoples at March 31, 1999, without regulatory approval, of approximately $13.8 million. Further, the right of Peoples to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise, and thus the ability of holders of the capital securities to benefit indirectly from the distribution, is subject to the prior claims of creditors of the subsidiary, including depositors in the case of Peoples' banking subsidiaries, except to the extent that Peoples may itself be recognized as a creditor of that subsidiary. Accordingly, the debentures effectively will be subordinated to all existing and future liabilities of Peoples' subsidiaries, including deposit liabilities of Peoples' banking subsidiaries. Holders of debentures should look only to the assets of Peoples for payments on the debentures.

         The indenture does not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Peoples or any of its subsidiaries. As of March 31, 1999, Peoples, as part of its senior indebtedness, had a note to a regional bank in the amount of $2.6 million. See
"--Subordination." Peoples expects from time to time that it will incur additional indebtedness constituting senior indebtedness and that its subsidiaries will incur additional liabilities.

Form, registration and transfer

         If the debentures are distributed to the holders of capital and common securities, the debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depositary arrangements for the debentures are expected to be substantially similar to those in effect for the capital securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of capital securities--Form, denomination, book-entry procedures and transfer."

Payment and paying agents

         Payment of principal, any premium and interest, including any additional sums and compounded interest, on the debentures will be made at the offices of Peoples in Marietta, Ohio, or the office of the debenture trustee in Wilmington, Delaware or at the office of any paying agent or paying agents Peoples designates from time to time. At the option of Peoples, payment of any interest may be made, except in the case of debentures in global form, by:

o....... Check mailed to the address of the person entitled thereto as that address appears in the register for debentures; or

o....... Transfer to an account maintained by the person entitled thereto as specified in the register for debentures, provided proper transfer instructions have been received by the relevant record date.

         Payment of any interest on any debenture will be made to the person in whose name the debenture is registered at the close of business on the record date for that interest payment, except in the case of defaulted interest. Peoples may at any time designate additional paying agents or rescind the designation of any paying agent. However, Peoples will at all times be required to maintain a paying agent in each place of payment for the debentures.

         Any moneys deposited with the debenture trustee or any paying agent, or then held by Peoples in trust, for the payment of the principal, any premium or interest, including any additional sums and compounded interest, on any debenture and remaining unclaimed for two years after the principal, premium or interest has become due and payable will, at the request of Peoples, be repaid to Peoples and the holder of the debenture must thereafter look, as a general unsecured creditor, only to Peoples for payment thereof.

Option to extend interest payment date

         So long as no event of default has occurred and is continuing under the indenture, Peoples will have the right to defer the payment of interest on the debentures, at any time and from time to time, for a period not exceeding ten consecutive semi-annual periods with respect to each extension period. No extension period may end on a date other than an interest payment date or extend beyond May 1, 2029. At the end of the extension period, Peoples must pay all interest then accrued and unpaid, together with interest thereon at the annual rate of 8.62%, compounded semi-annually, to the extent permitted by applicable law. During an extension period, interest will continue to accrue and, if the debentures have been distributed to holders of the capital securities, holders of debentures, or holders of the capital securities while capital securities are outstanding, will be required to accrue deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain federal income tax consequences--Interest income and original issue discount."

         During any extension period, Peoples may not:

o....... Declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Peoples' capital stock;

o....... Make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Peoples, including any other junior subordinated debentures to be issued by Peoples, that rank pari passu with or junior in right of payment to the debentures; or

o....... Make any guarantee payments under any guarantee by Peoples of the debt securities of any subsidiary of Peoples, including any other guarantees to be issued by Peoples, if the guarantee ranks pari passu with or junior in right of payment to the debentures.

         These limitations do not apply to:

o....... Dividends or distributions in Peoples' common shares, or options, warrants or rights to subscribe for or purchase
         Peoples' common shares;

o....... Any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of shares under any shareholder rights plan in the future, or the redemption or repurchase of any rights under a shareholder rights plan;

o....... Payments under Peoples' guarantee for the benefit of holders of capital securities;

o....... As a result of a reclassification of Peoples' capital stock or the exchange or conversion of one class or series of Peoples' capital stock for another class or series of Peoples' capital stock;

o....... The purchase of fractional interests in shares of Peoples'
         capital stock in the conversion or exchange provisions of that capital stock or the security being converted or exchanged or in a merger, consolidation or other business combination; and

o....... Purchases of common shares of Peoples related to the issuance of common shares or rights under any of Peoples' benefit plans for directors, officers or employees of Peoples and its subsidiaries or Peoples' dividend reinvestment plan.

         Peoples has no current intention to exercise its option to defer payments of interest on the debentures.

         Prior to the termination of any extension period, Peoples may further extend the extension period. The extension must not cause the extension period to exceed ten consecutive semi-annual periods, end on a date other than an interest payment date or extend beyond May 1, 2029. Upon the termination of any extension period and the payment of all amounts then due, Peoples may elect to begin a new extension period, subject to the requirements described in this prospectus. No interest will be due and payable during an extension period, except at the end thereof. Peoples must give the property trustee, the administrative trustees and the debenture trustee notice of its election of any extension period, or an extension thereof, at least five business days prior to the earlier of:

o....... The date the distributions on capital and common securities would have been payable except for the election to begin or extend the extension period;

o....... The date the property trustee of PEBO Capital Trust I is required to give notice to any securities exchange or to holders of capital securities of the record date;

o....... The date the distributions are payable; or

o....... The record date.

         The debenture trustee will give notice of Peoples' election to begin or extend a new extension period to the holders of the capital securities. There is no limitation on the number of times that Peoples may elect to begin an extension period.

Optional prepayment

         The debentures will be prepayable, in whole or in part, at the option of Peoples on or after May 1, 2009, subject to Peoples having received any required regulatory approval, at the optional prepayment price equal to the percentage of the outstanding principal amount of the debentures specified below, plus, in each case, accrued and unpaid interest thereon to the date of prepayment if prepaid during the 12-month period beginning May 1 of the years indicated below:


                            Year                              Percentage
                            ----                              ----------

                             2009                             104.310%
                             2010                             103.879%
                             2011                             103.448%
                             2012                             103.017%
                             2013                             102.586%
                             2014                             102.155%
                             2015                             101.724%
                             2016                             101.293%
                             2017                             100.862%
                             2018                             100.431%
                             2019 and thereafter              100.000%

Special event prepayment

         Prior to May 1, 2009, if a special event has occurred and is continuing, Peoples may, at its option and subject to receipt of any required regulatory approval, prepay the debentures, in whole but not in part, at any time within 90 days of the occurrence of the special event, at the special event prepayment price equal to the make-whole amount.

         The "make-whole amount" will be an amount equal to the greater of

o....... 100% of the principal amount of the debentures; or

o.......  The sum, as determined by a quotation agent, of the present values of the remaining scheduled payments of principal and interest on the debentures from the prepayment date to May 1, 2029, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate.

The make-whole amount also includes any accrued and unpaid interest to the date of prepayment.

         If, following the occurrence of a special event, Peoples exercises its option to prepay the debentures, then the proceeds of that prepayment must be applied to redeem a like amount of securities of PEBO Capital Trust I at the special event redemption price.
See "Description of capital securities--Redemption."

         A "special event" means an investment company event, a regulatory capital event or a tax event.

         An "investment company event" means the receipt by Peoples and PEBO Capital Trust I of an opinion of independent securities counsel experienced in those matters, to the effect that as a result of any amendment to, or change, including any announced prospective change, in, the laws or any regulation thereunder of the United States or any rules, guidelines or policies of any applicable regulatory authority for Peoples or any official administrative or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of its securities, PEBO Capital Trust I is, or within 90 days of the date of the opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

         A "regulatory capital event" means the receipt by Peoples and PEBO Capital Trust I of an opinion of independent bank regulatory counsel experienced in those matters, to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws, or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory agency for Peoples or the banking subsidiaries or any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of common and capital securities, the capital securities do not constitute, or within 90 days of such opinion will not constitute, Tier 1 capital for purposes of the capital adequacy guidelines of the Federal Reserve Board (or any successor regulatory authority with jurisdiction over bank holding companies), or any capital adequacy guidelines as then in effect and applicable to Peoples. The distribution of the debentures in connection with the liquidation of PEBO Capital Trust I by Peoples will not in and of itself constitute a regulatory capital event, unless the liquidation has occurred in connection with a tax event.

         A "tax event" means the receipt by Peoples and PEBO Capital Trust I of an opinion of independent tax counsel experienced in those matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of capital and common securities, there is more than an insubstantial risk that:

o....... PEBO Capital Trust I is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the debentures;

o....... The interest payable by Peoples on the debentures is not, or within 90 days of the date of the opinion will not be, deductible by Peoples, in whole or in part, for United States federal income tax purposes; or

o....... PEBO Capital Trust I is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Adjusted treasury rate" means, with respect to a prepayment date, the rate per annum equal to

o....... The yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the remaining life, as defined below. If no maturity is within three months before or three months after the maturity corresponding to the remaining life, yields for the two published maturities most closely corresponding to the remaining life will be determined, and the adjusted treasury rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or

o......  If that release, or any successor release, is not published during the week preceding the calculation date or does not contain those yields, the rate per annum equal to the semi-annual equivalent yield to maturity to the comparable treasury issue, calculated using a price for the comparable treasury issue, expressed as a percentage of its principal amount, equal to the comparable treasury price for that prepayment date, plus: 295 basis points if the prepayment date occurs prior to April 20, 2000 and 250 basis points in all other cases.

         "Comparable treasury issue" means the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining life of the debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the remaining life, the two most closely corresponding United States Treasury securities, as selected by the quotation agent, will be used as the comparable treasury issue, and the adjusted treasury rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using those securities.

         "Comparable treasury price" means, with respect to a prepayment date:

o...... The average of three reference treasury dealer quotations for the prepayment date, after excluding the highest and lowest reference treasury dealer quotations, or

o...... The quotation agent obtains fewer than five reference treasury dealer quotations, the average of all quotations.

     "Quotation agent" means the reference treasury dealer appointed by Peoples. "Reference treasury dealer" means a nationally recognized U.S. Government securities dealer in New York, New York selected by Peoples.

         "Reference treasury dealer quotations" means, with respect to each reference treasury dealer and the prepayment date, the average, as determined by the debenture trustee, of the bid and asked prices for the comparable treasury issue, expressed in each case as a percentage of its principal amount, quoted in writing to the debenture trustee by the reference treasury dealer at 5:00 p.m., New York time, on the third business day preceding the prepayment date.

         "Remaining life" means the term of the debentures from the prepayment date to May 1, 2029.

         Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of debentures to be prepaid at its registered address. Unless Peoples defaults in payment of the prepayment price, on the prepayment date, interest will cease to accrue on the debentures called for prepayment.

         If PEBO Capital Trust I is required to pay any additional taxes, duties or other governmental charges as a result of a tax event, Peoples will pay as additional amounts on the debentures the amounts necessary in order that the amount of distributions then due and payable by PEBO Capital Trust I on the outstanding capital securities will not be reduced as a result of any additional taxes, duties or other governmental charges to which PEBO Capital Trust I has become subject as a result of a tax event. These additional amounts are referred to as additional sums.

Certain covenants of Peoples

         Peoples has also covenanted that it will not:

o....... Declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Peoples' capital stock;

o....... Make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Peoples, including any other junior subordinated debentures to be issued by Peoples, that rank pari passu with or junior in right of payment to the debentures; or

o....... Make any guarantee payments with respect to any guarantee by
         Peoples of the debt securities of any subsidiary of Peoples, including any other guarantees to be issued by Peoples, if the guarantee ranks pari passu with or junior in right of payment to the debentures, if at that time:

o....... There has occurred any default of which Peoples has actual knowledge that

     o....... is, or with the giving of notice or the lapse of time, or both, would be, an event of default under the indenture; and

     o....... in respect of which Peoples has not taken reasonable steps to cure the event of default;

o....... Peoples is in default with respect to its payment of any obligations under the guarantee for the benefit of capital securities holders; or

o....... Peoples has given notice of its election to exercise its right to commence an extension period as provided in the indenture and the extension period, or any extension thereof, shall have commenced and be continuing.

         These limitations do not apply to:

o....... Dividends or distributions in Peoples' common shares, or options, warrants or rights to subscribe for Peoples' common shares;

o....... Any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of shares under any shareholder rights plan in the future, or the redemption or repurchase of any rights under a shareholder rights plan;

o....... Payments under Peoples' guarantee for the benefit of holders of capital securities;

o....... As a result of a reclassification of Peoples' capital stock or the exchange or conversion of one class or series of Peoples' capital stock for another class or series of Peoples' capital stock;

o....... The purchase of fractional interests in shares of Peoples'
         capital stock in the conversion or exchange provisions of the capital stock or the security being converted or exchanged or in a merger, consolidation or other business combination; and

o....... Purchases of common shares of Peoples related to the issuance of common shares or rights under any of Peoples' benefit plans for directors, officers or employees of Peoples and its subsidiaries or Peoples' dividend reinvestment plan.

         So long as securities of PEBO Capital Trust I remain outstanding, Peoples has also covenanted to:

o....... Directly or indirectly maintain 100% direct or indirect ownership of the common securities, provided, however, that any permitted successor of Peoples under the indenture may succeed to Peoples' ownership of the common securities;

o....... Use commercially reasonable efforts to cause PEBO Capital Trust I to:

     o....... remain a business trust, except in connection with the distribution of debentures to the holders of trust securities in liquidation of PEBO Capital Trust I, the redemption of all the trust securities, or certain mergers, conversions, consolidations or amalgamations, each as permitted by the trust agreement; and

     o....... otherwise continue to be classified as a grantor
              trust and not an association taxable as a corporation for United States federal income tax purposes;

o....... Use commercially reasonable efforts to cause each holder of securities of PEBO Capital I Trust to be treated as owning an undivided beneficial interest in the debentures; and

o....... Not cause, as sponsor of PEBO Capital Trust I, or permit, as holder of the common securities, the dissolution, winding up or liquidation of PEBO Capital Trust I, except as provided in the trust agreement.

Modification of indenture

         From time to time Peoples and the debenture trustee may, without the consent of the holders of debentures, amend the indenture for specified purposes, including:

o....... Curing ambiguities, defects or inconsistencies -- the amendment must not materially adversely affect the interest of the holders of debentures; and

o ....... Qualifying or maintaining the qualification of, the indenture under the Trust Indenture Act.

         The indenture contains provisions permitting Peoples and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of debentures, to modify the indenture in a manner affecting the rights of the holders of debentures. No modification may, without the consent of the holders of each outstanding debenture so affected:

o....... Change the stated maturity date;

o....... Reduce the principal amount of the debentures;

o....... Reduce the amount payable on prepayment;

o....... Reduce the rate or extend the time of payment of interest except under Peoples' right under the indenture to defer the payment of interest;

o....... Make the principal of, or interest or premium on, the debentures payable in any coin or currency other than that provided in the debentures;

o....... Impair or affect the right of any holder of debentures to institute suit for the payment thereof; or

o....... Reduce the percentage of principal amount of debentures, the holders of which are required to consent to any modification of the indenture.

Debenture events of default

         The indenture provides that any one or more of the following events constitutes a "debenture event of default," whatever the reason for the event of default and whether it is voluntary or involuntary or effected by operation of law or under any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

o....... Failure for 30 days to pay any interest, including any compounded interest and additional sums on the debentures or any other junior subordinated debentures to be issued by Peoples when due, subject to the deferral of any due date in the case of an extension period with respect to the debentures issued to PEBO Capital Trust I or all other debentures to be issued by Peoples;

o....... Failure to pay any principal or premium, if any, on the debentures or any other junior subordinated debentures to be issued by Peoples when due whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise;

o....... Failure to observe or perform any other covenant contained in the indenture for 90 days after written notice to Peoples from the debenture trustee or to Peoples and the debenture trustee from the holders of at least 25% in aggregate outstanding principal amount of debentures; or

o....... Events related to bankruptcy, insolvency or reorganization of Peoples.

         The holders of a majority in aggregate outstanding principal amount of the debentures have, subject to specified exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the debentures may declare the principal due and payable immediately upon a debenture event of default. The holders of a majority in aggregate outstanding principal amount of the debentures may annul the declaration and waive the default if the default, other than the non-payment of the principal of the debentures which has become due solely by the acceleration, has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee.

         The holders of a majority in aggregate outstanding principal amount of the debentures affected thereby may, on behalf of the holders of all the debentures, waive any past default, except:

o....... A default in the payment of principal, any premium or interest, including any additional sums and compounded interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest, premium, and principal due otherwise than by acceleration has been deposited with the debenture trustee; or

o....... A default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debenture.

         The indenture requires the annual filing by Peoples with the debenture trustee of a certificate as to the absence of specified defaults under the indenture.

         The indenture provides that the debenture trustee may withhold notice of a debenture event of default from the holders of the debentures if the debenture trustee considers it in the interest of those holders to do so.

Enforcement of rights by holders of capital securities

         If a debenture event of default has occurred and is continuing and is attributable to the failure of Peoples to pay the principal of, premium or interest on the debentures on the due date, a holder of capital securities may institute a direct action. Peoples may not amend the indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the capital securities. Even if Peoples has made payments to a holder of capital securities in connection with a direct action, Peoples will remain obligated to pay the principal of, any premium or interest, including any additional sums and compounded interest, on the debentures. Peoples will be subrogated to the rights of the holder of those capital securities with respect to payments on the capital securities to the extent of any payments made by Peoples to the holder in any direct action.

         The holders of the capital securities will not be able to exercise directly any remedies, other than those described in the preceding paragraph, available to the holders of the debentures, unless there has been an event of default under the trust agreement. See "Description of capital securities--Events of default; Notice."

Consolidation, merger, sale of assets and other transactions

         The indenture provides that Peoples may not consolidate with or merge into any other person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any person, and no person may consolidate with or merge into Peoples or convey, transfer or lease its properties as an entirety or substantially as an entirety to Peoples, unless:

o....... If Peoples consolidates with or merges into another person or conveys or transfers its properties as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State or the District of Columbia, and the successor expressly assumes Peoples' obligations under the indenture with respect to the debentures;

o....... Immediately after giving effect to the transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, has occurred and is continuing; and

o....... Other conditions prescribed in the indenture are met.

         The general provisions of the indenture do not afford holders of the debentures protection in the event of a highly leveraged or other transaction involving Peoples that may adversely affect holders of the debentures.

Satisfaction and discharge

         The indenture provides that when, among other things:

o....... All debentures not previously delivered to the debenture trustee for cancellation have become due and payable, or will become due and payable at maturity or called for redemption within one year; and

o....... Peoples deposits, or causes to be deposited, with the debenture trustee funds sufficient to pay and discharge the entire indebtedness on the debentures not previously delivered to the debenture trustee for cancellation, for the principal, any premium and interest, including any additional sums and compounded interest, to the date of the prepayment or to May 1, 2029, then Peoples will be deemed to have satisfied and discharged the indenture. The indenture will cease to be of further effect. Peoples will still, however, be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

Subordination

         The debentures will be subordinate and junior in right of payment to all senior indebtedness to the extent provided in the indenture. Upon any payment or distribution of assets to creditors in any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Peoples, all senior indebtedness must be paid in full before the holders of debentures will be entitled to receive or retain any payment.

         If the maturity of the debentures is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of the senior indebtedness before the holders of debentures will be entitled to receive or retain any payment.

         No payments on account of principal, any premium or interest, including any additional sums and compounded interest, in respect of the debentures may be made if there has occurred and is continuing a default in any payment under senior indebtedness, or an event of default under any senior indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any default in payment of senior indebtedness.

         "Indebtedness" includes:

o....... Every obligation of Peoples for money borrowed;

o....... Every obligation of Peoples evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

o....... Every reimbursement obligation of Peoples under letters of credit, banker's acceptances or similar facilities issued for the account of Peoples;

o....... Every obligation of Peoples issued or assumed as the deferred purchase price of property or services, excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

o....... Every capital lease obligation of Peoples;

o....... All indebtedness of Peoples whether incurred on or prior to the date of the indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

o....... Every obligation of the type referred to above of another person and all dividends of another person the payment of which Peoples has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

         "Indebtedness ranking on a parity with the debentures" includes

o....... Indebtedness, whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks equally with and not prior to the debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Peoples; and

o....... All other debt securities, and guarantees in respect of those debt securities, issued to any trust other than PEBO Capital Trust I, or a trustee of a trust, partnership or other entity affiliated with Peoples that is a financing vehicle of Peoples in connection with the issuance by the financing entity of equity securities or other securities guaranteed by Peoples under an instrument that ranks pari passu with or junior in right of payment to the guarantee by Peoples for the benefit of holders of capital securities. The securing of any indebtedness, otherwise constituting indebtedness ranking on a parity with the debentures, will not be deemed to prevent the indebtedness from constituting indebtedness ranking on a parity with the debentures.

         "Indebtedness ranking junior in right of payment to the debentures" includes any indebtedness, whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior in right of payment to and not equally with or prior to the debentures, and any other indebtedness ranking on a parity with the debentures, in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Peoples. The securing of any indebtedness, otherwise constituting indebtedness ranking junior in right of payment to the debentures, will not be deemed to prevent the indebtedness from constituting indebtedness ranking junior in right of payment to the debentures.

         "Senior indebtedness" includes all indebtedness, whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, except indebtedness ranking on a parity with the debentures or indebtedness ranking junior in right of payment to the debentures, and any deferrals, renewals or extensions of that senior indebtedness.

         Because Peoples is a bank holding company and a savings and loan holding company, the right of Peoples to participate in any distribution of assets of any banking subsidiary upon the subsidiary's liquidation or reorganization or otherwise, and thus the ability of holders of the capital securities to benefit indirectly from the distribution, is subject to the prior claims of creditors of that subsidiary, including depositors, except to the extent Peoples may itself be recognized as a creditor of that subsidiary. At March 31, 1999, Peoples and its banking subsidiaries had total liabilities, excluding liabilities owed to Peoples, of $785 million. Accordingly, the debentures will be effectively subordinated to all existing and future liabilities of Peoples' subsidiaries, including the deposit liabilities, and all liabilities of any future subsidiaries of Peoples. The indenture does not limit the incurrence or issuance of other secured or unsecured debt of Peoples or any subsidiary, including senior indebtedness.

Restrictions on transfer

         The original debentures were issued and the exchange debentures will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 (100 debentures) and multiples of $1,000 in excess of $100,000. Any attempted transfer of debentures in a block having an aggregate principal amount of less than $100,000 will be void and of no legal effect whatsoever. The purported transferee will not be the holder of the debentures for any purpose, including the receipt of payments on the debentures. Under those circumstances, the purported transferee will have no interest whatsoever in such debentures.

Governing law

         The indenture and the debentures are governed by and construed in accordance with the laws of the State of New York.

Information concerning the debenture trustee

         Following the exchange offer and the qualification of the indenture under the Trust Indenture Act, the debenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the indenture.


                       DESCRIPTION OF GUARANTEE BY PEOPLES

         The original guarantee was executed and delivered by Peoples, concurrently with the issuance by PEBO Capital Trust I of the original capital securities, for the benefit of the holders from time to time of the original capital securities. The new guarantee will be executed and delivered by Peoples, concurrently with the issuance by PEBO Capital Trust I of the new capital securities in connection with the exchange offer, for the benefit of the holders from time to time of the new capital securities. Wilmington Trust Company will act as guarantee trustee under the original guarantee and the new guarantee. The new guarantee will be qualified under the Trust Indenture Act upon effectiveness of the registration statement of which this prospectus is a part. The original guarantee will not be qualified under the Trust Indenture Act. This summary of selected provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantees, including the definitions therein of selected terms, and the Trust Indenture Act. The guarantee trustee will hold the original guarantee and the new guarantee for the benefit of the holders of the original capital securities and the new capital securities, respectively.

General

         Peoples has agreed and will irrevocably agree to pay in full on a subordinated basis, to the extent described in this prospectus, the guarantee payments described below to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that PEBO Capital Trust I may have or assert other than the defense of payment. The following payments under the capital securities, to the extent not paid by or on behalf of PEBO Capital Trust I, will be subject to the guarantees:

o....... Any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that PEBO Capital Trust I has funds on hand legally available therefor at the time;

o....... The applicable redemption price for capital securities called for redemption, to the extent that PEBO Capital Trust I has funds on hand legally available therefor at the time; and

o....... Upon a voluntary or involuntary dissolution, winding-up or liquidation of PEBO Capital Trust I, other than in connection with the distribution of the debentures to holders of the capital securities or the redemption of all capital securities, the lesser of

o....... the liquidation distribution, to the extent PEBO Capital Trust I has funds legally available therefor at the time, and

o....... the amount of assets of PEBO Capital Trust I
         remaining available for distribution to holders of capital securities after satisfaction of liabilities to creditors of PEBO Capital Trust I as required by applicable law.

Peoples' obligation to make a guarantee payment may be satisfied by Peoples' paying the required amounts to the holders of the capital securities or causing PEBO Capital Trust I to pay those amounts to the holders.

         The guarantees will be an irrevocable guarantee on a subordinated basis of PEBO Capital Trust I's obligations under the capital securities, but will apply only to the extent that PEBO Capital Trust I has funds sufficient to make those payments. If Peoples does not make interest payments on the debentures held by PEBO Capital Trust I, PEBO Capital Trust I will not be able to pay the distributions on the capital securities and will not have funds legally available therefor. See "Relationship among the capital securities, the debentures and the guarantee by Peoples."

         The original guarantee ranks, and the new guarantee will rank, subordinate and junior in right of payment to all senior indebtedness to the extent provided in the guarantees. See "--Status of the new guarantee" and "--Status of the original guarantee."

         Through the guarantees, the trust agreement, the debentures and the indenture, taken together, Peoples has fully, irrevocably and unconditionally guaranteed all of PEBO Capital Trust I's obligations under the capital securities on a subordinated basis. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of PEBO Capital Trust I's obligations under the capital securities. See "Relationship among the capital securities, the debentures and the guarantee by Peoples."

Status of the new guarantee

         The new guarantee will be an unsecured obligation of Peoples and will rank subordinate and junior in right of payment to all senior indebtedness in the same manner as the debentures. See "Description of debentures--Subordination." In addition, because Peoples is a holding company, the right of Peoples to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation, reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, including depositors of Peoples' banking subsidiaries, except to the extent Peoples may itself be recognized as a creditor of the subsidiary. Accordingly, Peoples' obligations under the new guarantee effectively will be subordinated to all existing and future liabilities of Peoples' present and future subsidiaries, including the depositors of Peoples' banking subsidiaries. As a result, claimants should look only to the assets of Peoples for payments under the new guarantee. The new guarantee will rank pari passu with all other guarantees issued by Peoples with respect to any preferred beneficial interests issued by other trusts to be established by Peoples similar to PEBO Capital Trust I.

         The new guarantee does not limit the amount of secured or unsecured debt, including senior indebtedness, that Peoples or any of its subsidiaries may incur. Peoples expects that it will incur additional indebtedness and that its subsidiaries will also incur additional liabilities.

         The new guarantee will constitute a guarantee of payment and not of collection. This means the guaranteed party may institute a legal proceeding directly against Peoples to enforce its rights under the new guarantee without first instituting a legal proceeding against any other person or entity. The new guarantee will be held for the benefit of the holders of the new capital securities. The new guarantee will not be discharged, except by payment of the guarantee payments in full to the extent not paid by PEBO Capital Trust I or upon distribution to the holders of the new capital securities of the new debentures.

Status of the original guarantee

         If not all the original capital securities are exchanged for new capital securities in the exchange offer, the original guarantee will not terminate, but will continue to guarantee the obligations of Peoples for the benefit of the holders of the original capital securities. The original guarantee will terminate:

o....... Upon full payment of the applicable redemption price of the original capital securities;

o....... Upon full payment of the liquidation amount payable upon liquidation of PEBO Capital Trust I; or

o....... Upon distribution of original debentures to the holders of the original capital securities.

The original guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the original capital securities must restore payment of any sums paid under the original capital securities or the original guarantee.

Events of default

         An event of default under a guarantee will occur if Peoples fails to perform any of its payment or other obligations under the guarantee. However, except for a default in payment of any guarantee payment, Peoples must have received notice of default and not cured the default within 60 days after receipt of the notice. The holders of not less than a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

         Any holder of the capital securities may institute a legal proceeding directly against Peoples to enforce its rights under the guarantee without first instituting a legal proceeding against PEBO Capital Trust I, the guarantee trustee or any other person or entity.

         Peoples, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not Peoples is in compliance with all the conditions and covenants applicable to it under the guarantee.

Amendments and assignment

         The holders of a majority of the liquidation amount of outstanding capital securities must approve any amendment to the guarantee which materially adversely affects the rights of holders of capital securities. Otherwise, the guarantee may be amended without approval of the capital securities holders. The manner of obtaining any required approval is described under "Description of capital securities-Voting rights; Amendment of the trust agreement." All guarantees and agreements contained in the guarantee agreements will bind the successors, assigns, receivers, trustees and representatives of Peoples and will inure to the benefit of the holders of the capital securities then outstanding.

Termination of the guarantee

         The guarantee will terminate and be of no further force and effect:

o....... Upon full payment of the applicable redemption price of all outstanding capital securities;

o....... Upon full payment of the liquidation amount payable upon liquidation of PEBO Capital Trust I; or

o....... Upon distribution of debentures to the holders of the capital securities.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Information concerning the guarantee trustee

         Other than during the occurrence and continuance of a default by Peoples in performance of the guarantee, the guarantee trustee will undertake to perform only the duties specifically described in the guarantee. If a default has occurred under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the capital securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing law

         The guarantee will be governed by and construed in accordance with the laws of the State of New York.


                   Relationship among the capital securities, the debentures and the guarantee by Peoples

Full and unconditional guarantee

         Payments of distributions and other amounts due on the capital securities, to the extent PEBO Capital Trust I has funds on hand legally available for the payment of those distributions and other amounts, will be irrevocably guaranteed by Peoples as and to the extent described under "Description of guarantee by Peoples." Taken together, Peoples' obligations under the debentures, the indenture, the trust agreement and the guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities on a subordinated basis. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of PEBO Capital Trust I's obligations under the capital securities. If and to the extent that Peoples does not make the required payments on the debentures, PEBO Capital Trust I will not have sufficient funds to make the related payments, including distributions, on the capital securities. The guarantee will not cover any payment when PEBO Capital Trust I does not have sufficient funds on hand legally available therefor. In that event, the remedy of a holder of capital securities is to institute a direct action. The obligations of Peoples under the guarantee will be subordinate and junior in right of payment to all senior indebtedness.

Sufficiency of payments

         As long as payments of interest and other payments are made when due on the debentures, those payments will be sufficient to cover distributions and other payments due on the capital securities, primarily because:

o....... The aggregate principal amount or prepayment price of the debentures will be equal to the sum of the liquidation amount or redemption price, as applicable, of the securities of PEBO Capital Trust I;

o....... The interest rate and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the capital securities;

o....... Peoples, as sponsor, will pay for all and any costs, expenses and liabilities of PEBO Capital Trust I, except PEBO Capital Trust I's obligations to holders of capital securities under the capital securities; and

o....... The trust agreement provides that PEBO Capital Trust I is not authorized to engage in any activity that is not consistent with its limited purposes.

Enforcement rights of holders of capital securities

         A holder of any capital security may institute a legal proceeding directly against Peoples to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, PEBO Capital Trust I or any other person or entity.

         A default or event of default under any senior indebtedness would not constitute a default or event of default under the trust agreement. However, in the event of payment defaults under, or acceleration of, senior indebtedness, the subordination provisions of the indenture will provide that no payments may be made in respect of the debentures until the senior indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the debentures would constitute an event of default under the trust agreement.

Limited purpose of PEBO Capital Trust I

         PEBO Capital Trust I exists for the sole purpose of issuing and selling the capital securities and common securities, using the proceeds from the sale of its securities to acquire the debentures issued by Peoples and engaging in other incidental activities. A principal difference between the rights of a holder of a capital security and a holder of a debenture is that a holder of a debenture will be entitled to receive from Peoples the principal, any premium and interest, including any additional sums and compounded interest, on debentures held. A holder of capital securities is entitled to receive distributions from PEBO Capital Trust I, or, in limited circumstances, from Peoples under the guarantee, if and to the extent PEBO Capital Trust I has funds on hand legally available for the payment of those distributions.

Rights upon dissolution

         Unless the debentures are distributed to holders of the capital securities, upon any voluntary or involuntary dissolution, winding-up or liquidation of PEBO Capital Trust I, after satisfaction of the liabilities of creditors as required by applicable law, the holders of the securities of PEBO Capital Trust I will be entitled to receive, out of assets held by PEBO Capital Trust I, the liquidation distribution in cash. See "Description of capital securities--Liquidation of PEBO Capital Trust I and distribution of debentures." Upon any voluntary or involuntary liquidation or bankruptcy of Peoples, the property trustee, as holder of the debentures, would be a subordinated creditor of Peoples, subordinated in right of payment to all senior indebtedness under the indenture, but entitled to receive payment in full of principal, any premium and interest before any shareholders of Peoples receive payments or distributions. Since Peoples is the guarantor under the guarantee and has agreed to pay for all costs, expenses and liabilities of PEBO Capital Trust I, other than PEBO Capital Trust I's obligations to the holders of its securities, the positions of a holder of capital securities and a holder of debentures relative to other creditors and to shareholders of Peoples in the event of liquidation or bankruptcy of Peoples are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of capital securities held as capital assets by a holder who purchases capital securities upon initial issuance. The statements of law and legal conclusions described in the summary regarding the tax consequences to the beneficial owners of capital securities represent the opinion of Vorys, Sater, Seymour and Pease LLP, special federal income tax counsel to Peoples and PEBO Capital Trust I.

         This summary and the tax opinion of special tax counsel only address the tax consequences to a person that acquires capital securities on their original issue at their original offering price. The summary does not address:

o....... All tax consequences that may be applicable to beneficial owners of the capital securities;

o....... The tax consequences to special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined below) engaged in a U.S. trade or business or persons that will hold the capital securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset;

o....... The tax consequences to persons that have a functional currency other than the U.S. dollar;

o....... The tax consequences to shareholders, partners or beneficiaries of a holder of capital securities;

o....... Any alternative minimum tax consequences; or

o....... The tax laws of any state or local government or of any foreign government that may be applicable to the capital securities.

         This summary is based on the Internal Revenue Code of 1986, as amended, the Treasury regulations and the administrative and judicial interpretations thereof, as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis. An opinion of special tax counsel is not binding on the Internal Revenue Service or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described in this prospectus and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions expressed in this prospectus will not be challenged by the IRS or, if challenged, that a challenge would not be successful.

Exchange of capital securities

         The exchange of original capital securities for new capital securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of original capital securities for new capital securities under the exchange offer should not be treated as an "exchange" for United States federal income tax purposes because the new capital securities should not be considered to differ materially in kind or extent from the original capital securities and because the exchange will occur by operation of the terms of the original capital securities. If, however, the exchange of the original capital securities for the new capital securities were treated as an exchange for United States federal income tax purposes, the exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the new capital securities should have the same issue price as the original capital securities, and a holder should have the same adjusted tax basis and holding period in the new capital securities as the holder had in the original capital securities immediately before the exchange.

Classification of the debentures

         Peoples has taken the position that the debentures should be classified for United States federal income tax purposes as indebtedness of Peoples. Peoples, PEBO Capital Trust I and the holders of the capital securities, by acceptance of a beneficial interest in a capital security, have agreed to treat the debentures as indebtedness of Peoples for all United States federal income tax purposes. No assurance can be given, however, that this position will not be challenged by the IRS or, if challenged, that the challenge will not be successful. The remainder of this discussion assumes that the debentures will be classified as indebtedness of Peoples for United States federal income tax purposes.

Classification of PEBO Capital Trust I

         In connection with the issuance of the capital securities, special tax counsel rendered an opinion generally to the effect that, under then current law and assuming full compliance with the terms of the trust agreement for PEBO Capital Trust I, the indenture related to the debentures and selected other documents, and based on facts and assumptions described in that opinion, PEBO Capital Trust I will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the debentures, and thus, each holder is required to include in its gross income any interest received or accrued with respect to its allocable share of those debentures.

Interest income and original issue discount

         Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. Peoples believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent Peoples from declaring dividends on any class of its equity securities. Peoples has regularly paid quarterly dividends on Peoples' common shares since its organization in 1981. Accordingly, Peoples intends to take the position based on the advice of special tax counsel that the debentures will not be considered to be issued with original issue discount and, accordingly, stated interest on the debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with the holder's method of tax accounting.

         Under the Treasury regulations, if Peoples were to exercise its option to defer payments of interest, the debentures would at that time be treated as issued with original issue discount, and all stated interest on the debentures would thereafter be treated as original issue discount as long as the debentures remain outstanding. In that event, a holder will be required to accrue interest on a daily basis regardless of the holder's method of tax accounting, and actual distributions of stated interest would not be reported separately as taxable income. Consequently, a holder of capital securities would be required to include in gross income original issue discount even though Peoples would not make actual cash payments during an extension period. Moreover, under the Treasury regulations, if the option to defer the payment of interest was determined not to be "remote" within the meaning of the Treasury regulations, the debentures would be treated as having been originally issued with original issue discount. In that event, all of a holder's taxable interest income under the debentures would be accrued on a daily basis regardless of the holder's method of tax accounting, and actual distributions of stated interest would not be reported separately as taxable income. In each case, the amount of original issue discount that will accrue each year will approximately equal the amount of interest accruing at the stated interest rate.

         Corporate holders of the capital securities will not be entitled to a dividends-received deduction with respect to any income related to the capital securities.

Receipt of debentures or cash upon liquidation of PEBO Capital Trust I

         Peoples has the right at any time to liquidate PEBO Capital Trust I and cause the debentures to be distributed to the holders of securities of PEBO Capital Trust I. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the debentures equal to the holder's aggregate tax basis in its capital securities. A holder's holding period in the debentures received in liquidation of PEBO Capital Trust I would include the period during which the capital securities were held by the holder. A holder will account for interest in respect of the debentures received from PEBO Capital Trust I in the manner described above under "--Interest income and original issue discount," including any accrual of original issue discount attributed to the debentures upon any distribution.

         Under selected circumstances described in this prospectus under "Description of capital securities", the debentures may be prepaid for cash and the proceeds of that prepayment distributed to holders in redemption of their capital securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities, and a holder could recognize gain or loss as if it sold the redeemed capital securities for cash. See "--Sales of capital securities."

Sales of capital securities

         A holder that sells capital securities, including a redemption of the capital securities by Peoples for cash, will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of the capital securities. However, accrued and unpaid interest which has not yet been included in income will be treated as ordinary income. A holder's adjusted tax basis in the capital securities generally will be its initial purchase price increased by any original issue discount previously includable in the holder's gross income to the date of disposition and decreased by any payments received on the capital securities in respect of original issue discount. The gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the capital securities have been held for more than one year.

         The capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying debentures. A holder who uses the accrual method of accounting for tax purposes, and a cash method holder, if the debentures are deemed to have been issued with original issue discount, who disposes of his capital securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, original issue discount), and to add that amount to his adjusted tax basis in his pro rata share of the underlying debentures that are deemed to be disposed. To the extent the selling price is less than the holder's adjusted tax basis, which will include all accrued but unpaid interest, a holder will recognize a capital loss. Subject to limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

United States Alien Holders

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

         A "U.S. Holder" is a holder of capital securities who or which is:

o....... A citizen or individual resident, or is treated as a citizen or individual resident, of the United States for federal income tax purposes;

o....... A corporation or partnership, except in the case of a partnership to the extent provided in Treasury regulations, created or organized in or under the laws of the United States or any political subdivision thereof;

o....... An estate the income of which is includable in its gross income for federal income tax purposes without regard to its source; or

o....... A trust if, and only if:

o....... a court within the United States is able to exercise primary supervision over the administration of the trust; and

o....... one or more United States trustees have the authority to control all substantial decisions of the trust.

Under present United States federal income tax laws:

o....... Payments by PEBO Capital Trust I or any of its paying agents to any holder of a capital security who or which is a United States Alien Holder will not be subject to United States federal withholding tax if the payments are not effectively connected with the conduct of a trade or business within the United States, and

o....... the beneficial owner of the capital security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Peoples entitled to vote;

o....... the beneficial owner of the capital security is not a controlled foreign corporation that is related to Peoples through stock ownership; and

o....... either:

     o....... the beneficial owner of the capital security
              certifies to PEBO Capital Trust I or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address in the appropriate IRS form; or

     o.......  a securities clearing organization, bank or
               other financial institution that holds
               customers' securities in the ordinary course of business (a "financial institution"), and holds the capital security in that capacity, certifies to PEBO Capital Trust I or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes PEBO Capital Trust I or its agent with a copy thereof; and

o.......  Subject to certain exceptions, a United States Alien Holder of a capital security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a capital security.

         Final Treasury regulations (the "Withholding Regulations") would provide alternative methods for satisfying the certification requirements described in the preceding paragraph. The Withholding Regulations are to be effective for certain payments made to United States Alien Holders after December 31, 1999.

Information reporting to holders

         Generally, income on the capital securities will be reported to holders on Forms 1099, which forms should be mailed to holders of capital securities by January 31st following each calendar year.

Backup withholding

         Payments made on, and proceeds from the sale of, the capital securities may be subject to a "backup" withholding tax of 31%, unless the holder complies with certain identification and certification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

General

         In evaluating the purchase of capital securities, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as assets of an employee benefit plan subject to ERISA (each, a "Plan" and collectively, "Plans") should consider:

o....... Whether the ownership of capital securities is in accordance with the documents and instruments governing the Plan;

o....... Whether the ownership of capital securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and
         Section 4975 of the Internal Revenue Code;

o....... Whether the assets of PEBO Capital Trust I are treated as assets of the Plan; and

o....... The need to value the assets of the Plan annually.

In addition, the fiduciary of an individual retirement arrangement under Section 408 of the Internal Revenue Code (an "IRA") considering the purchase of capital securities should consider whether the ownership of capital securities would result in a non-exempt prohibited transaction under Section 4975 of the Internal Revenue Code.

         Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules of ERISA and the Internal Revenue Code. Those plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the capital securities. Any fiduciary of such a governmental or church plan considering an investment in the capital securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

         The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRA's. This summary is based on the current provisions of ERISA and the Internal Revenue Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial actions.

         PLANS AND IRA'S THAT ARE PROSPECTIVE PURCHASERS OF CAPITAL SECURITIES SHOULD CONSULT WITH AND RELY UPON THEIR OWN ADVISORS IN EVALUATING THESE MATTERS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Plan Asset Regulation

         Under Department of Labor regulations governing what constitutes the assets of a Plan or IRA ("Plan Assets") for purposes of ERISA and the related prohibited transaction provisions of the Internal Revenue Code (the "Plan Asset Regulation," 29 C.F.R. Sec. 25103-101), when a Plan or IRA acquires an equity interest in another entity, and that interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors," as defined in the Plan Asset Regulation, is not "significant." For purposes of the Plan Asset Regulation, PEBO Capital Trust I will be neither an investment company nor an operating company.

         Under the Plan Asset Regulation, equity participation by benefit plan investors will not be considered "significant" on any date only if immediately after the most recent acquisition of the capital securities, the aggregate interest in the capital securities held by benefit plan investors will be less than 25% of the aggregate outstanding principal amount of the capital securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Plan Asset Regulation, that result cannot be assured. Consequently, if Plans, IRA's or investors using assets of Plans purchase the capital securities, PEBO Capital Trust I's assets could be deemed to be "plan assets" of those Plans and/or IRA's for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transactions rules of ERISA and the Internal Revenue Code. Under ERISA and the Internal Revenue Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan or IRA is considered to be fiduciary of such Plan or IRA. The property trustee could therefore become a fiduciary of the Plans and IRA's that invest in the capital securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of PEBO Capital Trust I. However, the property trustee will have only limited discretionary authority with respect to PEBO Capital Trust I assets and the remaining functions and responsibilities performed by the property trustee will be for the most part custodial and ministerial in nature.

Prohibited transactions

         Each of PEBO Capital Trust I, Peoples (the obligor under the debentures held by PEBO Capital Trust I) and their affiliates or the property trustee may be a party in interest or a disqualified person with respect to a Plan or IRA investing in the capital securities. Therefore, such investment by a Plan or IRA may give rise to a prohibited transaction. Consequently, before investing in the capital securities or acquiring debentures, any person who is, or who is acquiring those securities for, or on behalf of, a Plan or IRA should determine that either a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the capital securities, or that such investment in, or acquisition of, such securities will not result in a non-exempt prohibited transaction.

         The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Internal Revenue Code which may be available to a Plan or IRA which is investing in the capital securities include:

o....... Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;

o....... PTCE 91-38, regarding investments by bank collective investment funds;

o....... PTCE 84-14, regarding transactions effected by qualified professional asset managers;

o....... PTCE 96-23, regarding transactions effected by in-house asset managers;
         and

o....... PTCE 95-60, regarding investments by insurance company general accounts

(collectively referred to as the "ERISA Investor Exemptions").

         No person who is, or who in acquiring capital securities is, using the assets of, a Plan or IRA may acquire capital securities unless one of the ERISA Investor Exemptions or another applicable exemption is available to the Plan or IRA, or such acquisition or holding of capital securities will not result in a non-exempt Prohibited Transaction. The acquisition of the capital securities by any person who is, or who in acquiring such capital securities is, using the assets of, a Plan or IRA shall be deemed to constitute a representation by such person to PEBO Capital Trust I, Peoples and the Initial Purchaser either that:

o....... It is not a Plan, IRA, trustee or other person acting on behalf of a Plan or IRA or other person or entity using the assets of any Plan or IRA to finance such purchase; or

o....... The acquisition will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which there is no applicable statutory or administrative exemption.

         THE DISCUSSION OF ERISA IN THIS PROSPECTUS IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. ANY FIDUCIARY OF A PLAN, IRA, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE CAPITAL SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF THE INVESTMENT AND CONSIDER WHETHER THE PLAN OR IRA CAN MAKE THE REPRESENTATIONS NOTED ABOVE.

         FURTHER, THE SALE OF INVESTMENTS TO PLANS AND IRA'S IS IN NO RESPECT A REPRESENTATION BY PEBO CAPITAL TRUST I, PEOPLES, THE PROPERTY TRUSTEE OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE CAPITAL SECURITIES THAT THE CAPITAL SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS AND IRA'S GENERALLY OR ANY PARTICULAR PLAN, OR THAT THE CAPITAL SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS AND IRA'S GENERALLY OR ANY PARTICULAR PLAN OR IRA. ANY PURCHASER PROPOSING TO ACQUIRE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN OR IRA SHOULD CONSULT WITH ITS COUNSEL.


                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives new capital securities for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new capital securities. This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers during the period referred to below in connection with resales of new capital securities received in exchange for original capital securities if the original capital securities were acquired by the broker-dealers for their own accounts as a result of market-making activities or other trading activities. Peoples and PEBO Capital Trust I have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new capital securities for a period ending 90 days after the expiration date of the exchange offer, subject to extension under the limited circumstances described in this prospectus. This period will end sooner if the broker-dealer disposes of all its new capital securities. However, a broker-dealer who intends to use this prospectus in connection with the resale of new capital securities received in exchange for original capital securities under the exchange offer must notify us on or prior to the expiration date, that it acquired its capital securities for its own account as a result of market-making or other trading activities. This notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent. See "The Exchange offer--Resale of new capital securities."

         Neither Peoples nor PEBO Capital Trust I will receive any cash proceeds from the issuance of the new capital securities offered by this prospectus. New capital securities received by broker-dealers for their own accounts in connection with the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new capital securities or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new capital securities.

         Any broker-dealer that resells new capital securities that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of new capital securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of new capital securities and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                  LEGAL MATTERS

         Certain matters of Delaware law relating to the validity of the new capital securities and the creation of PEBO Capital Trust I will be passed upon on behalf of PEBO Capital Trust I by Richards, Layton & Finger, P.A., special Delaware counsel to PEBO Capital Trust I and Peoples. The validity of the new guarantee by Peoples and the new debentures will be passed upon for Peoples by Vorys, Sater, Seymour and Pease LLP. Certain matters relating to United States federal income tax considerations will be passed upon for Peoples by Vorys, Sater, Seymour and Pease LLP.


                                     EXPERTS

         The consolidated financial statements of Peoples as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 incorporated by reference in Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated in this prospectus by reference. Such consolidated financial statements are incorporated in this prospectus by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

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You should rely only on the information contained in this prospectus or to which you have been referred by us. We have not authorized anyone to provide you with information that is different. The information in this prospectus may not be accurate beyond the date indicated below, regardless of when this prospectus is delivered or when the securities described in this prospectus are sold. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----

Summary.......................................................................2
Risk factors..................................................................7
Where you can find more information..........................................14
Incorporation by reference...................................................15
Forward-looking statements...................................................15
Use of proceeds..............................................................16
Accounting treatment.........................................................16
Capitalization...............................................................17
Selected consolidated financial and other data of Peoples....................18
Peoples Bancorp Inc..........................................................21
Regulation and supervision...................................................24
PEBO Capital Trust I.........................................................25
The exchange offer...........................................................26
Description of new securities; Comparison to original securities.............40
Description of capital securities............................................40
Description of debentures....................................................57
Description of guarantee by Peoples..........................................73
Relationship among the capital securities, the debentures and the guarantee by Peoples....................................................77
Certain federal income tax consequences......................................79
ERISA considerations.........................................................84
Plan of distribution.........................................................87
Legal matters................................................................88
Experts......................................................................88